As filed with the Securities and Exchange Commission on May 12, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MARATHON ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	20-4813290
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

33 West 55th Street

New York, New York 10019

(212) 409-2200

(Address, including zip code, and telephone

number, including area code, of registrant’s

principal executive offices)

Michael S. Gross

Chairman,

Chief Executive Officer and Secretary

Marathon Acquisition Corp.

33 West 55th Street

New York, New York 10019

(212) 409-2200

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copies to:

Steven B. Boehm, Esq. Cynthia M. Krus, Esq. Harry S. Pangas, Esq. Sutherland Asbill & Brennan LLP 1275 Pennsylvania Avenue, NW Washington, D.C. 20004 (202) 383-0100 Fax: (202) 637-3593	Raymond B. Check, Esq. Cleary Gottlieb Steen & Hamilton LLP 1 Liberty Plaza New York, New York 10006 (212) 225-2000 Fax: (212) 225-3999

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being Registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant(2)	41,250,000 Units	$8.00	$330,000,000	$35,310
Common Stock included in the Units(2)	41,250,000 Shares	—	—	—(3)
Warrants included in Units(2)	41,250,000 Warrants	—	—	—(3)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 3,750,000 Units, consisting of 3,750,000 shares of Common Stock and 3,750,000 Warrants, which may be issued upon exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued as a result of the anti-dilution provisions contained in the Warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED                  , 2006

P R O S P E C T U S

$300,000,000

Marathon Acquisition Corp.

37,500,000 Units

Marathon Acquisition Corp. is a blank check company recently formed to acquire one or more operating businesses through a merger, stock exchange, asset acquisition, reorganization or similar business combination. Our efforts in identifying a prospective target business will not be limited to a particular industry. We do not have any specific merger, stock exchange, asset acquisition, reorganization or similar business combination under consideration or contemplation. We have not, nor has anyone on our behalf, contacted any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

This is the initial public offering of our units. Each unit consists of one share of common stock and one warrant. We are offering 37,500,000 units. We expect that the public offering price will be $8.00 per unit. Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00 commencing on the later of our completion of a business combination or fifteen months from the date of this prospectus. The warrants will expire four years from the date of this prospectus, unless earlier redeemed.

Currently, no public market exists for our units, common stock or warrants. We intend to apply to have our units listed on the American Stock Exchange under the symbol “MAQ.U”. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of expiration of the underwriters’ over-allotment option or its exercise in full, subject to our filing a Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the American Stock Exchange under the symbols “MAQ” and “MAQ.WS”, respectively. We cannot assure you, however, that our securities will be listed or will continue to be listed on the American Stock Exchange.

The underwriters may also purchase up to an additional 3,750,000 units from us, at the public offering price less the underwriting discounts and commissions, within 30 days from the date of this prospectus to cover over-allotments, if any.

Investing in our securities involves a high degree of risk. See “ Risk Factors” beginning on page 13 for a discussion of information that should be considered in connection with investing in our securities.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$8.00	$300,000,000
Underwriting discounts and commissions(1)	$0.56	$21,000,000
Proceeds, before expenses, to us	$7.44	$279,000,000

(1)	Includes $6 million, or $0.16 per unit, payable to the underwriters for deferred underwriting discounts and commissions from the funds to be placed in the trust account described below. Such funds will be released to the underwriters only on completion of an initial business combination, as described in this prospectus.

The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about                      , 2006. Of the proceeds we receive from this offering and the sale of the sponsor warrants described in this prospectus, $289,050,000, or approximately $7.71 per unit, will be deposited into the trust account, of which $6 million is attributable to the deferred underwriters’ discounts and commissions, at The Bank of New York, as trustee.

Citigroup
Ladenburg Thalmann & Co. Inc.

The date of this prospectus is                     , 2006

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Until                     , 2006 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. References in this prospectus to “we,” “us” or “ our company” refer to Marathon Acquisition Corp. References to “public stockholders” refers to purchasers in this offering, other than the initial stockholders (as defined below). Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

We are a blank check company organized under the laws of the State of Delaware on April 27, 2006. We were formed to acquire a currently unidentified operating business or several operating businesses through a merger, stock exchange, asset acquisition, reorganization or similar business combination, which we refer to throughout this prospectus as a business combination. To date, our efforts have been limited to organizational activities.

Our efforts in identifying prospective target businesses will not be limited to a particular industry. Instead, we intend to focus on various industries and target businesses in the United States and Western Europe that may provide significant opportunities for growth.

We will seek to capitalize on the significant private equity investing experience and contacts of our chairman and chief executive officer, Michael S. Gross. Mr. Gross has over 18 years of experience in the private equity, distressed debt and mezzanine lending businesses and has been involved in originating, structuring, negotiating, consummating and managing private equity, distressed debt and mezzanine lending transactions. He is a founder and a former senior partner of Apollo Management, L.P., a leading private equity firm. Since its inception, Apollo Management, L.P. has invested $13.2 billion in over 150 companies in the United States and Western Europe. During his tenure at Apollo Management, L.P., Mr. Gross was a member of the investment committee that was responsible for overseeing such investments. Prior to joining our company, Mr. Gross was the president and the chief executive officer of Apollo Investment Corporation, a publicly traded business development company that he founded and for whose board of directors and investment committee he currently serves as chairman. Under his management, Apollo Investment Corporation raised approximately $930 million in gross proceeds in an initial public offering in April 2004 and invested more than $1.7 billion in over 50 businesses. Mr. Gross was also the managing partner of Apollo Distressed Investment Fund, L.P., an investment fund he founded in 2003 to invest principally in debt and other securities of leveraged companies. He also currently serves on the boards of directors of three public companies, including as chairman of Apollo Investment Corporation, and in the past has served on the boards of directors of more than 20 public and private companies. As a result, Mr. Gross has developed an extensive network of private equity sponsor relationships as well as relationships with management teams of public and private companies, investment bankers, attorneys and accountants that we believe should provide us with significant business combination opportunities.

We have identified the following criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating business combination opportunities. However, we may decide to enter into a business combination with a target business or businesses that do not meet all of these criteria and guidelines.

•	Established companies with positive cash flow. We will seek to acquire established companies with sound historical financial performance. We will typically focus on companies with a history of profitability on an operating cash flow basis. We do not intend to acquire start-up companies or companies with speculative business plans.

•	Strong competitive position in industry. We will analyze the strengths and weaknesses of target businesses relative to their competitors. The factors we will consider include product quality, customer loyalty, cost impediments associated with customers switching to competitors, patent protection, brand positioning and capitalization. We will seek to acquire businesses that have developed leading positions within their respective markets, are well positioned to capitalize on growth opportunities and operate businesses or in industries with significant barriers to entry. We will seek to acquire businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability.

•	Experienced management team. We will seek to acquire businesses that have experienced management teams with a proven track record for delivering top line growth and bottom line profits through strategic business management and effective team building.

•	Diversified customer and supplier base. We will seek to acquire businesses that have a diversified customer and supplier base. Companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

On May 11, 2006, Marathon Investors, LLC, an entity owned by Mr. Gross, entered into an agreement with us to invest $5.5 million in us in the form of warrants to purchase 5,500,000 shares of our common stock at a price of $1.00 per warrant. The $5.5 million of proceeds from this investment will be added to the proceeds of this offering and will be held in the trust account pending our completion of a business combination on the terms described in this prospectus. If we do not complete such a business combination, then the $5.5 million will be part of the liquidating distribution to our public stockholders, and the warrants will expire worthless.

Our initial business combination must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $6 million or $6.6 million if the over-allotment option is exercised in full) at The Bank of New York referenced on the cover of this prospectus at the time of such business combination. This may be accomplished by identifying and acquiring a single business or multiple operating businesses, which may or may not be related, contemporaneously.

Our executive offices are located at 33 West 55th Street, New York, New York 10019, and our telephone number is (212) 409-2200.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 13 of this prospectus.

Securities offered:	37,500,000 units, each unit consisting of:

•	one share of common stock; and

•	one warrant.

Trading commencement and separation of common stock and warrants:

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin.

Separate trading of the common stock and warrants is prohibited until:

In no event will the common stock and warrants be traded separately until we have filed a Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

Units:

Number outstanding before this offering:	9,375,000 units

Number to be outstanding after this offering:	46,875,000 units

Common stock:

Number outstanding before this offering:	9,375,000 shares

Number to be outstanding after this offering:	46,875,000 shares

Warrants:

Number outstanding before this offering:	9,375,000 warrants

Number to be outstanding after this offering:	46,875,000 warrants

Exercisability:	Each warrant is exercisable to purchase one share of our common stock.

Exercise price:	$6.00

Exercise period:	The warrants will become exercisable on the later of:

•	the completion of our initial business combination with one or more target businesses, or

•	fifteen months from the date of this prospectus.

The warrants will expire at 5:00 p.m., New York time, on , 2010 or earlier upon redemption.

Immediately prior to the time the warrants become exercisable, we will register with the SEC the common stock that warrant holders will receive upon exercise.

On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption:	Once the warrants become exercisable and except as described below with respect to the founders’ warrants and the sponsor warrants, we may redeem the outstanding warrants:

•	in whole and not in part,

•	at a price of $.01 per warrant,

•	upon a minimum of 30 days’ prior written notice of redemption, and

•	if, and only if, the last sale price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

Reasons for redemption limitations:	We have established the above conditions to our exercise of redemption rights to provide:

•	warrant holders with adequate notice of exercise only after the then-prevailing common stock price is substantially above the warrant exercise price; and

•	a sufficient differential between the then-prevailing common stock price and the warrant exercise price so there is a buffer to absorb the market reaction, if any, to our redemption of the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. The price of the common stock may not exceed the $11.50 trigger price or the warrant exercise price after the redemption notice is issued.

Founders’ Units purchased through private placement:

On May 11, 2006, Marathon Founders, LLC, an entity owned by Mr. Gross, and two members of our board of directors, Adam Aron and Martin E. Franklin, purchased 9,275,000, 50,000 and 50,000 of our units, respectively, for an aggregate purchase price of $25,000. We refer to the purchasers of these units as the initial stockholders throughout this prospectus. Each unit consists of one share of common stock and one warrant. We refer to these units, shares of common stock and warrants as the founders’ units, founders’ common stock and founders’ warrants throughout this prospectus. The founders’ units are identical to those sold in this offering, except that:

•	the founders’ units, founders’ common stock and founders’ warrants are subject to the transfer restrictions described below;

•	the initial stockholders have agreed to vote the founders’ common stock in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving our initial business combination. As a result, they will not be able to exercise conversion rights (as described below) with respect to the founders’ common stock if our initial business combination is approved by a majority of our public stockholders;

•	the initial stockholders have agreed to waive their rights to participate in any liquidation distribution with respect to the founders’ common stock if we fail to consummate a business combination;

•	the founders’ warrants will become exercisable (i) 90 days following our completion of a business combination if, and only if, the last sales price of our common stock exceeds $11.50 per share for any 20 trading days within a 30 trading day period beginning 90 days after such business combination or (ii) upon a change of control of our company following a business combination. (A “change of control” of our company occurs when (i) a person or group becomes the beneficial owner of more than 50% of our outstanding securities; (ii) at any time that the board nominated slate of directors is not elected; or (iii) we consummate a merger in which we are not the surviving entity.); and

•	the founders’ warrants are non-redeemable so long as they are held by the initial stockholders or their permitted transferees.

The initial stockholders have agreed, subject to certain exceptions, not to sell or otherwise transfer any of the founders’ units, founders’ common stock or founders’ warrants for a period of one year from the date of the completion of a business combination. We refer to such restrictions as the transfer restrictions throughout this prospectus. In addition, commencing on the date such warrants become exercisable, the founders’ warrants and the underlying common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus.

Marathon Founders, LLC is permitted to transfer the founders’ units, founders’ common stock or founders’ warrants to our officers, directors and employees, and other persons or entities associated with Mr. Gross, but the transferees receiving such securities will be subject to the transfer restrictions.

Sponsor warrants purchased through private placement:

On May 11, 2006, Marathon Investors, LLC, an entity owned by Mr. Gross, entered into an agreement with us to invest $5.5 million in us in the form of warrants to purchase 5,500,000 shares of our common stock at a price of $1.00 per warrant. Marathon Investors, LLC is obligated to purchase such warrants from us 120 days from the date of such agreement or upon the consummation of this offering, whichever occurs first. We refer to these warrants as the sponsor warrants throughout this prospectus. The sponsor warrants will be purchased separately and not in combination with common stock in the form of units. The purchase price of the sponsor warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $5.5 million purchase price of the sponsor warrants will become part of the liquidating distribution to our public stockholders and the sponsor warrants will expire worthless.

The sponsor warrants will not be transferable or salable by Marathon Investors, LLC or its permitted transferees (except as described below) until we complete a business combination, and will be non-redeemable so long as they are held by Marathon Investors, LLC or its permitted transferees. In addition, commencing on the date such warrants become exercisable, the sponsor warrants and the underlying common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus. With those exceptions, the sponsor warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Marathon Investors, LLC will be permitted to transfer sponsor warrants to our officers, directors and employees, and other persons or entities associated with Mr. Gross, but the transferees receiving such sponsor warrants will be subject to the same sale restrictions imposed on Marathon Investors, LLC.

Proposed American Stock Exchange symbols for our:

Units:	“MAQ.U”

Common stock:	“MAQ”

Warrants:	“MAQ.WS”

Offering and sponsor warrants private placement proceeds to be held in trust account and amounts payable prior to trust account distribution or liquidation:

$289,050,000, or approximately $7.71 per unit ($317,550,000, or approximately $7.71 per unit, if the over-allotment option is exercised in full) of the proceeds of this offering will be placed in a trust account at The Bank of New York with The Bank of New York as trustee, pursuant to an agreement to be signed on the date of this prospectus. These proceeds include the $5.5 million purchase price of the sponsor warrants and $6 million in deferred underwriting discounts and commissions (or $6.6 million if the over-allotment option is exercised in full). We believe that the inclusion in the trust account of the purchase price of the sponsor warrants and the deferred underwriting discounts and commissions is a benefit to our stockholders because additional proceeds will be available for distribution to investors if a liquidation of our company occurs prior to our completing an initial business combination. Proceeds in the trust account will not be released until the earlier of completion of a business combination or our liquidation. Unless and until a business combination is consummated, proceeds held in the trust account will not be available for our use for any purpose, including the payment of expenses related to (i) this offering, and (ii) investigation, selection and negotiation of an agreement with one or more target businesses, except there can be released to us from the trust account (i) interest income earned on the trust account balance to pay any income taxes on such interest and (ii) interest income earned of up to $4.5 million on the trust account balance to fund our working capital requirements, provided that after such release there remains in the trust account a sufficient amount of interest income previously earned on the trust account balance to pay any income taxes on such $4.5 million of interest income. We refer to this provision as the tax holdback throughout this prospectus. With these exceptions, expenses incurred by us while seeking a business combination may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $700,000).

There will be no fees, reimbursements or cash payments made to our officers, directors or their affiliates other than:

•	Repayment of a $225,000 loan that is non-interest bearing made to us by Mr. Gross to cover offering expenses;

•	A payment of an aggregate of $7,500 per month to Marathon Management, LLC, an affiliate of Mr. Gross, for office space, secretarial and administrative services; and

•	Reimbursement for any expenses incident to this offering and identifying, investigating and consummating a business combination with one or more target businesses. Our audit committee will review and approve all expense reimbursements made to our officers and directors and any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

Please see “Use of Proceeds” for additional information concerning the allocation of proceeds of this offering.

All amounts held in the trust account that are not converted to cash, released to us in the form of interest income or payable to the underwriters for deferred discounts and commissions will be released to us on closing of our initial business combination:

All amounts held in the trust account that are not converted to cash (as described below) or previously released to us as interest income will be released on closing of our initial business combination with one or more target businesses which have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $6 million or $6.6 million if the over-allotment option is exercised in full) at the time of such business combination, subject to compliance with the conditions to consummating a business combination that are described below. At the time we complete an initial business combination, following our payment of amounts due to any public stockholders who exercise their conversion rights, there will be released to the underwriters from the trust account their deferred underwriting discounts and commissions that are equal to 2% of the gross proceeds of this offering, or $6 million (or $6.6 million if the over-allotment option is exercised in full). Funds released from the trust account to us can be used to pay all or a portion of the purchase price of the business or businesses with which our initial combination occurs. If the business combination is paid for using stock or debt securities, we may apply the cash released to us from the trust account to general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination or to fund the purchase of other companies or for working capital.

Stockholders must approve initial business combination:

We will seek stockholder approval before effecting our initial business combination, even if the business combination would not ordinarily require stockholder approval under applicable state law. If a majority of the public stockholders vote against a proposed initial business combination but 18 months has not yet passed since the consummation of this offering, we may seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus. If at the end of such 18 month period (or 24 months if a letter of intent, agreement in principle or definitive agreement has been executed within such 18 month period but as to which a combination is not yet complete) we have not obtained stockholder approval for an alternate initial business combination, we will liquidate and promptly distribute the proceeds of the trust account to our public stockholders, including accrued interest, net of income taxes payable on such interest and net of interest income of up to $4.5 million (subject to the tax holdback) previously released to us to fund our working capital requirements.

In connection with the stockholder vote required to approve our initial business combination, the initial stockholders have agreed to vote the shares of common stock owned by them prior to this offering in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving our initial business combination. The initial stockholders also agreed that if they acquire shares of common stock in or following this offering, they will vote all such acquired shares in favor of our initial business combination. As a result, the initial stockholders will not be able to exercise the conversion rights (as described below) with respect to any of our shares that they may acquire prior to, in or after this offering if our initial business combination is approved by a majority of our public stockholders.

Conditions to consummating our initial business combination:

We will not enter into our initial business combination with any of officers or directors or any of their affiliates and will not enter into our initial business combination with any underwriters or selling group members or any of their affiliates, unless we obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. that a business combination with such target business is fair to our stockholders from a financial point of view. Our initial business combination must occur with one or more target businesses that have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $6 million or $6.6 million if the over-allotment option is exercised in full) at the time of such business combination.

We will consummate our initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of our initial business combination and not more than 19.99% of the shares sold in this offering are converted into pro rata shares of the trust account (as described below). It is important to note that voting against our initial business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account, which only occurs when the stockholder exercises the conversion rights described below.

Conversion rights for stockholders voting to reject our initial business combination:

Public stockholders voting against our initial business combination will be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including interest earned on their pro rata portion of the trust account, net of income taxes payable on such interest and net of interest income of up to $4.5 million on the trust account balance previously released to us to fund our working capital requirements (subject to the tax holdback), if our initial business combination is approved and completed. Public stockholders who convert their common stock into a pro rata share of the trust account will be paid promptly their conversion price following their exercise of conversion rights and will continue to have the right to exercise any warrants they own. The initial per share conversion price is approximately $7.71 per share. Since this amount is less than the $8.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. Because converting stockholders will receive their proportionate share of deferred underwriting compensation and the underwriters will be paid the full amount of the deferred underwriting compensation at the time of closing of our initial business combination, the non-converting stockholders will bear the financial effect of such payments to both the converting stockholders and the underwriters. This could have the effect of reducing the amount distributed to us from the trust account by up to approximately $57.8 million (assuming conversion of the maximum of 19.99% of the eligible shares of common stock).

Liquidation if no business combination:

We will dissolve and promptly distribute only to our public stockholders the amount in our trust account, including (i) all accrued interest, net of income taxes payable on such interest and net of interest of up to $4.5 million on the trust account balance previously released to us to fund our working capital requirements (subject to the tax holdback), and (ii) all deferred underwriting discounts and commissions plus any remaining assets if we do not effect our initial business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period).

The initial stockholders have agreed to waive their right to participate in any liquidation distribution with respect to the shares of common stock acquired by them before or after this offering if we fail to consummate a business combination. There will be no distribution from the trust account with respect to our warrants, and all rights of our warrants will terminate on our liquidation.

Audit Committee to monitor compliance:

We will establish and maintain an audit committee to, among other things, monitor compliance on a quarterly basis with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the Audit Committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering. For more information, see the section entitled “Management — Board Committees.”

Determination of offering amount:

We determined the size of this offering based on our estimate of the capital required to facilitate our combination with one or more viable target businesses with sufficient scale to operate as a stand-alone public entity. We believe that raising the amount described in this offering will offer us a broad range of potential target businesses possessing some or all of the characteristics we believe are important in evaluating target businesses.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete a business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our chairman and chief executive officer, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 13 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	May 11, 2006
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)	$(16,000)	$289,774,000
Total assets	290,000	289,774,000
Total liabilities	266,000	6,000,000
Value of common stock which may be converted to cash ($7.71 per share)	—	57,781,095
Stockholders’ equity	24,000	225,992,905

The “as adjusted” information gives effect to the sale of the units we are offering including the application of the related gross proceeds, the receipt of $5.5 million from the sale of the sponsor warrants and the payment of the estimated remaining expenses of this offering. The “as adjusted” working capital and “as adjusted” total assets include $6 million being held in the trust account ($6.6 million if the underwriters’ over-allotment option is exercised in full) representing deferred underwriting discounts and commissions.

The working capital and total assets amounts include approximately $289,050,000 to be held in the trust account, which will be distributed on completion of our initial business combination (i) to any public stockholders who exercise their conversion rights, (ii) to the underwriters in the amount of $6 million in payment of their deferred underwriting discounts and commissions, and (iii) to us in the amount remaining in the trust account following the payment to any public stockholders who exercise their conversion rights and payment of deferred discounts and commissions to the underwriters. All such proceeds will be distributed from the trust account only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will dissolve and the proceeds held in the trust account, including the deferred underwriting discounts and commission and all interest thereon, net of income taxes on such interest and net of interest income of up to $4.5 million on the trust account balance previously released to us to fund our working capital requirements (subject to the tax holdback), will be distributed solely to our public stockholders.

We will not consummate a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 19.99% of the 37,500,000 shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 19.99% of the shares of common stock sold in this offering, or 7,496,250 shares of common stock, at an initial per-share conversion price of approximately $7.71. The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest, net of income taxes on such interest and net of interest income on the trust account balance released to us as described above, as of two business days prior to the proposed consummation of the business combination, divided by the number of shares of common stock sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

We are a newly formed, development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently formed development stage company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis on which to evaluate our ability to achieve our business objective of completing a business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target businesses concerning a business combination and may be unable to complete a business combination. We will not generate any revenues from operations until after completing a business combination. If we expend all of the $700,000 in proceeds from this offering not held in trust and interest income earned of up to $4.5 million on the balance of the trust account that may be released to us to fund our working capital requirements (subject to the tax holdback) in seeking a business combination but fail to complete such a combination, we will never generate any operating revenues.

We may not be able to consummate a business combination within the required time frame, in which case, we would be forced to liquidate.

We must complete a business combination with a fair market value of at least 80% of the balance of the trust account at the time of the business combination (excluding deferred underwriting discounts and commissions of $6 million or $6.6 million if the over-allotment option is exercised in full) within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period). If we fail to consummate a business combination within the required time frame, we will be forced to liquidate our assets. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business.

If we liquidate before concluding a business combination, our public stockholders will receive less than $8.00 per share on distribution of trust account funds and our warrants will expire worthless.

If we are unable to complete a business combination and must liquidate our assets, the per-share liquidation distribution will be less than $8.00 because of the expenses of this offering, our general and administrative expenses and the planned costs of seeking a business combination. Furthermore, our outstanding warrants are not entitled to participate in a liquidating distribution and the warrants will therefore expire worthless if we liquidate before completing a business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, please see “Proposed Business — Effecting a Business Combination — Liquidation if no business combination.”

You will not receive protections normally afforded to investors in blank check companies.

Since the net proceeds of this offering are designated for completing a business combination with a target business that has not been identified, we may be deemed a “blank check” company under the United States securities laws. However, because on consummation of this offering we will have net tangible assets in excess of $5,000,000 and will at that time file a Form 8-K with the SEC that includes an audited balance sheet demonstrating this fact, we are exempt from SEC rules such as Rule 419 that are designed to protect investors in blank check companies. Accordingly, investors in this offering will not receive the benefits or protections of that rule. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete a business combination in some circumstances than do companies subject to Rule 419. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If third parties bring claims against us, the proceeds held in trust could be reduced and the per share liquidation price received by you will be less than $7.71 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements, or if executed, that this will prevent potential contracted parties from making claims against the trust account. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders and, as a result, the per-share liquidation price could be less than $7.71 due to claims of such creditors. If we are unable to complete a business combination and are forced to liquidate, Mr. Gross may be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of certain prospective target businesses and vendors that are owed money by us for services rendered or products sold to us. However, we cannot assure you that Mr. Gross will be able to satisfy those obligations.

Since we have not yet selected a particular industry or any target business with which to complete a business combination, you will be unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We may consummate a business combination with a company in the United States or Western Europe in any industry we choose and we are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business or businesses with which we may ultimately enter a business combination. Although our management will evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risks present in that target business. Even if we properly assess those risks, some of them may be outside of our control or ability to affect. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, please see “Proposed Business — Effecting a Business Combination.”

If we seek to effect a business combination with an entity that is directly or indirectly affiliated with our officers or directors, conflicts of interest could arise.

Our officers and directors either currently have or may in the future have affiliations with companies that we may seek to acquire. Despite our agreement to obtain an opinion from an independent investment banking firm that a business combination with an affiliated entity is fair to our stockholders from a financial point of view, potential conflicts of interest may still exist, and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would have been absent any conflicts of interest.

If we issue capital stock or convertible debt securities to complete a business combination, your equity interest in us could be reduced or there may be a change in control of our company.

Our amended and restated certificate of incorporation authorizes the issuance of up to 250,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering, there will be 143,250,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants, including the founders’ warrants and sponsor warrants) and all of the 1,000,000 shares of preferred stock available for issuance. We have no commitments as of the date of this offering to issue any additional securities. We may issue a substantial number of additional shares of our common stock or may issue preferred stock, or a combination of both, including through convertible debt securities, to complete a business combination. Our issuance of additional shares of common stock or any preferred stock:

•	may significantly reduce your equity interest in us;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may among other things limit our ability to use any net operating loss carry forwards we have, and result in the resignation or agreed-upon removal of our officers and directors; and

•	may adversely affect the then-prevailing market price for our common stock.

The value of your investment in us may decline if any of these events occur.

If we acquire a company by issuing debt securities, our post-combination operating results may decline due to increased interest expense or our liquidity may be adversely affected by an acceleration of our indebtedness.

We may elect to enter into a business combination that requires us to issue debt securities as part of the purchase price for a target business. If we issue debt securities, such issuances may result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•	acceleration, even if we are then current in our debt service obligations, if the debt securities have covenants that require us to meet certain financial ratios or maintain designated reserves, and such covenants are breached without waiver or renegotiation;

•	a required immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt securities contain covenants restricting our ability to obtain additional financing.

For a more complete discussion of alternative structures for a business combination and the possibility that we may incur debt to finance a business combination, please see “Proposed Business — Effecting a Business Combination — Selection of a target business and structuring of a business combination.”

Our initial stockholders currently control us and may influence certain actions requiring a stockholder vote.

Our initial stockholders will own 20% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering or in the open market) when this offering is completed. Our initial stockholders have not indicated to us that they intend to purchase units in this offering. Our initial stockholders have agreed that any common stock they acquire in or after this offering will be voted in favor of a business combination that is presented to our public stockholders. Accordingly, shares of common stock acquired by the initial stockholders in or after this offering will not have the same voting or conversion rights as our public stockholders with respect to a potential business combination, and will not be eligible to exercise conversion rights for those shares if a business combination is approved by a majority of our public stockholders.

Because our initial stockholders hold or will hold warrants to purchase 14,875,000 shares of our common stock, the exercise of those warrants may increase our initial stockholders’ ownership in us. This increase could allow our initial stockholders to influence the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions after completion of our initial business combination.

Upon the consummation of this offering, our board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of a business combination. If there is an annual meeting of stockholders, only a minority of the board of directors will be considered for election and our initial stockholders will have considerable influence on the outcome of that election. Accordingly, our initial stockholders will continue to exert control at least until the consummation of a business combination. In addition, our initial stockholders and their affiliates are not prohibited from purchasing units in this offering or our common stock in the aftermarket. If they do so, our initial stockholders will have a greater influence on the vote taken in connection with a business combination.

It is likely that some of our current officers and directors will resign upon consummation of a business combination.

Our ability to successfully effect a business combination will be totally dependent upon the efforts of our officers and directors. The future role of our officers and directors in the target business, however, cannot presently be ascertained. Although it is possible that some of our officers and directors will remain associated in various capacities with the target business following a business combination, it is likely that the management of the target business at the time of the business combination will remain in place.

We will have only limited ability to evaluate the management of the target business.

Although we intend to closely scrutinize the management of a prospective target business in connection with evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of management will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company and the securities laws, which could increase the time and resources we must expend to assist them in becoming familiar with the complex disclosure and financial reporting requirements imposed on U.S. public companies. This could be expensive and time-consuming and could lead to various regulatory issues that may adversely affect our operations.

We will likely seek a business combination with one or more privately-held companies, which may present certain challenges to us, including the lack of available information about these companies.

In accordance with our acquisition strategy, we will likely seek a business combination with one or more privately-held companies. Generally, very little public information exists about these companies, and we are required to rely on the ability of officers and directors to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to uncover all material information about these companies, then we may not make a fully informed investment decision, and we may lose money on our investments.

Our officers and directors are or may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us, and may have conflicts of interest in allocating their time and business opportunities.

Our officers and directors are or may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. There is no assurance that Mr. Gross or any of our other officers or directors will not become involved in one or more other business opportunities that would present conflicts of interest in the time they allocate to us. None of our officers or directors is obligated to expend a specific number of hours per week or month on our affairs. Additionally, our officers and directors may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Due to these existing or future affiliations, our officers and directors may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us which could cause additional conflicts of interest. Accordingly, our officers or directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete discussion of our officers and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management — Directors and Executive Officers,” “Management — Conflicts of Interest” and “Certain Transactions.” We cannot assure you that these conflicts will be resolved in our favor.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons including those beyond our control such as that more than 19.99% of our public shareholders vote against the transaction and opt to convert their stock into a pro rata share of the trust account even if a majority of our shareholders approve the transaction. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

Because the shares of common stock now owned by our initial stockholders are prohibited from participating in liquidation distributions by us, Messrs. Gross, Aron and Franklin may have a conflict of interest in deciding if a particular target business is a good candidate for a business combination.

Our initial stockholders have waived their right to receive distributions with respect to the shares of common stock purchased by them before, in or after this offering if we liquidate because we fail to complete a business combination. Additionally, our initial stockholders purchased or will purchase warrants which entitled them to purchase 14,875,000 shares of our common stock. The shares of common stock and warrants owned or to be owned by our initial stockholders will be worthless if we do not consummate a business combination, and the $5.5 million purchase price of the sponsor warrants will be included in the working capital that is distributed to our public stockholders in the event of our liquidation. The personal and financial interests of Messrs. Gross, Aron and Franklin may influence their identification and selection of a target business, and may affect how or when we complete a business combination. The exercise of discretion by Messrs. Gross, Aron and Franklin in identifying and selecting one or more suitable target businesses may result in a conflict of interest when they decide if the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Unless we complete a business combination, our officers and directors will not receive reimbursement for any out-of-pocket expenses they incur if such expenses exceed the amount not in the trust account. Therefore, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Our officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount not in the trust account unless the business combination is consummated. Our officers and directors may, as part of any such combination, negotiate the repayment of some or all of any such expenses. If the target business’ owners do not agree to such repayment, this could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our officers and directors could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

We will probably complete only one business combination with the proceeds of this offering, meaning our operations will depend on a single business that is likely to operate in a non-diverse industry or segment of an industry.

The net proceeds from this offering and the offering of the sponsor warrants will provide us with approximately $283 million that we may use to complete a business combination. Our initial business combination must be with a target business or businesses with a fair market value of at least 80% of the balance in the trust account at the time of such business combination (excluding deferred underwriting discounts and commissions of $6 million or $6.6 million if the over-allotment option is exercised in full). We may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. Additionally, we may encounter numerous logistical issues if we pursue multiple target businesses, including the difficulty of coordinating the timing of negotiations, proxy statement disclosure and closings. We may also be exposed to the risk that our inability to satisfy conditions to closing with one or more target businesses would reduce the fair market value of the remaining target businesses in the combination below the required threshold of 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $6 million or $6.6 million if the over-allotment option is exercised in full). Due to these added risks, we are more likely to choose a single target business with which to pursue a business combination than multiple target businesses. Unless we combine with a target business in a transaction in which the purchase price consists substantially of common stock and/or preferred stock, it is likely we will complete only our initial business combination with the proceeds of this offering. Accordingly, the prospects for our success may depend solely on the performance of a single business. If this occurs, our operations will be highly concentrated and we will be exposed to higher risk than other entities that have the resources to complete several business combinations, or that operate in, diversified industries or industry segments.

If we do not conduct an adequate due diligence investigation of a target business with which we combine, we may be required to subsequently take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

In order to meet our disclosure and financial reporting obligations under the federal securities laws, and in order to develop and seek to execute strategic plans for how we can increase the revenues and/or profitability of a target business, realize operating synergies or capitalize on market opportunities, we must conduct a due diligence investigation of one or more target businesses. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may be present inside a particular target business, or that factors outside of the target business and outside of our control will not later arise. If our diligence fails to identify issues specific to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our common stock. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

We will encounter intense competition from entities having a business objective similar to ours, including private equity groups and leveraged buyout funds, as well as operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience in identifying and completing business combinations. A number of these competitors possess greater technical, financial, human and other resources than we do. Our limited financial resources may have a negative effect on our ability to compete in acquiring certain sizable target businesses. Further, because we must obtain stockholder approval of a business combination, this may delay the consummation of a transaction, while our obligation to convert into cash the shares of common stock held by public stockholders who elect conversion may reduce the financial resources available for a business combination. Our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target businesses. In addition, if our initial business combination entails a simultaneous purchase of several operating businesses owned by different sellers, we may be unable to coordinate a simultaneous closing of the purchases. This may result in a target business seeking a different buyer and our being unable to meet the threshold requirement that the target business has, or target businesses collectively have, a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $6 million or $6.6 million if the over-allotment option is exercised in full) at the time of such combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of these factors, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will be forced to liquidate.

We will depend on the limited funds available outside of the trust account and a portion of the interest earned on the trust account balance to fund our search for a target business or businesses and to complete our initial business combination.

Of the net proceeds of this offering, $700,000 is available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with the additional working capital we will need to identify one or more target businesses and to complete our initial business combination. While we are entitled to have released to us for such purposes interest income of up to a maximum of $4.5 million (subject to the tax holdback), a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our officers and directors to operate or may be forced to liquidate.

We may be unable to obtain additional financing if necessary to complete a business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

We believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination. However, because we have no oral or written agreements or letters of intent to engage in a business combination with any entity, we cannot assure you that we will be able to complete a business combination or that we will have sufficient capital with which to complete a combination with a particular target business. If the net proceeds of this offering are not sufficient to facilitate a particular business combination because:

•	of the size of the target business;

•	of the depletion of offering proceeds not in trust or available to us from interest earned on the trust account balance that is expended in search of a target business; or

•	we must convert into cash a significant number of shares of common stock owned by stockholders who elect to exercise their conversion rights,

we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. If additional financing is unavailable to consummate a particular business combination, we would be compelled to restructure or abandon the combination and seek an alternative target business. Even if we do not need additional financing to consummate a business combination, we may require such financing to operate or grow the target business. If we fail to secure such financing, this failure could have a material adverse effect on the operations or growth of the target business. None of our officers or directors or any other party is required to provide any financing to us in connection with, or following, a business combination.

Our initial stockholders paid approximately $0.0027 per share for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock (allocating all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and other investors in this offering. The fact that our initial stockholders, acquired their shares of common stock at a nominal price significantly contributed to this dilution. Assuming the offering is completed and no value is ascribed to the warrants included in the units, you and the other new investors will incur an immediate and substantial dilution of approximately 28.5% or $2.28 per share (the difference between the pro forma net tangible book value per share after this offering of $5.72, and the initial offering price of $8.00 per unit).

Our outstanding warrants may adversely affect the market price of our common stock and make it more difficult to effect a business combination.

The units being sold in this offering include warrants to purchase 37,500,000 shares of common stock (or 41,250,000 share of common stock if the over-allotment option is exercised in full). We also have sold or will sell warrants to the initial stockholders to purchase 14,875,000 shares of our common stock. If we issue common stock to conclude a business combination, the potential issuance of additional shares of common stock on exercise of these warrants could make us a less attractive acquisition vehicle to some target businesses. This is because exercise of the warrants will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Our warrants may make it more difficult to complete a business combination or increase the purchase price sought by one or more target businesses. Additionally, the sale or possibility of sale of the shares underlying the warrants could have an adverse effect on the market price for our common stock or our units, or on our ability to obtain other financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

The grant of registration rights to our initial stockholders and Marathon Investors, LLC may make it more difficult to complete a business combination, and the future exercise of such rights may adversely affect the market price of our common stock.

Our initial stockholders can demand that we register the resale of their shares of common stock at any time after one year from the date we complete a business combination. In addition, the initial stockholders and Marathon Investor, LLC, which is owned by Mr. Gross, can demand that we register the founders’ warrants and the sponsor warrants, as appropriate, and the underlying shares of common stock that they hold at any time after such warrants become exercisable by their terms. We will bear the cost of registering these securities. If our initial stockholders and Marathon Investors, LLC exercise their registration rights in full, there will then be an additional 9,375,000 shares of common stock and 14,875,000 warrants and/or up to 14,875,000 shares of common stock issued on exercise of the warrants that are eligible for trading in the public market. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights may make a business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common stock that is expected when the securities owned by initial stockholders and Marathon Investors, LLC are registered.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations, the filing of periodic reports with the SEC, and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established or sustained.

If we are deemed to be an investment company, we must meet burdensome compliance requirements and restrictions on our activities may increase the difficulty of completing a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, the nature of our investments and the issuance of our securities may be subject to various restrictions. These restrictions may make it difficult for us to complete a business combination. In addition, we may be subject to burdensome compliance requirements and may have to:

•	register as an investment company;

•	adopt a specific form of corporate structure; and

•	report, maintain records and adhere to voting, proxy, disclosure and other requirements.

We do not believe that our planned principal activities will subject us to the Investment Company Act of 1940. In this regard, our agreement with the trustee states that proceeds in the trust account will only be invested in “government securities” (as such term is defined in the Investment Company Act of 1940) and one or more money market funds, selected by us, which invest principally in either short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or tax exempt municipal bonds issued by governmental entities located within the United States and otherwise meeting the conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. This investment restriction is intended to facilitate our not being considered an investment company under the Investment Company Act of 1940. If we are deemed to be subject to that act, compliance with these additional regulatory burdens would increase our operating expenses and could make a business combination more difficult to complete.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to complete a business combination.

From August 2003 through May 2006, based upon publicly available information, approximately similarly structured blank check companies have completed initial public offerings and numerous others have filed registration statements for initial public offerings. Of these companies, only          companies have consummated a business combination, while          other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination. Accordingly, there are approximately              blank check companies with approximately $             billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore there are approximately              offerings that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of those companies have specific industries that they must complete a business combination in, a number of them may consummate a business combination in any industry they choose. We may therefore be subject to competition from these and other companies (including large private equity and similar firms) seeking to consummate a business plan similar to ours which will, as a result, increase demand for privately-held companies to combine with companies structured similarly to ours. Further, the fact that only          of such companies have completed a business combination and          of such companies have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately-held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will be forced to liquidate.

The loss of key officers could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of key officers and, in particular, upon Mr. Gross. We believe that our success depends on the continued service of our key officers, at least until we have consummated a business combination. We cannot assure you that such individuals will remain with us for the immediate or foreseeable future. We do not have employment agreements with any of our current officers. The unexpected loss of the services of one or more of these officers could have a detrimental effect on us.

The American Stock Exchange may delist our securities which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We will seek to have our securities approved for listing on the American Stock Exchange upon consummation of this offering. We cannot assure you that our securities will be listed and, if listed, will continue to be listed on the American Stock Exchange. Additionally, in connection with our business combination, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading, we could face significant consequences including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity with respect to our securities;

•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock;

•	limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The determination for the offering price of our units is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

Since we may acquire a target business that is located outside the United States, we may encounter risks specific to one or more countries in which we ultimately operate.

As described above, we plan to acquire a business or businesses located in the United States or Western Europe. If we acquire a company that has operations outside the United States, we will be exposed to risks that could negatively impact our future results of operations following a business combination. The additional risks we may be exposed to in these cases include but are not limited to:

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	tax issues, such as tax law changes and variations in tax laws as compared to the U.S.;

•	cultural and language differences;

•	foreign exchange controls;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•	deterioration of political relations with the United States.

Foreign currency fluctuations could adversely affect our business and financial results.

A target business with which we combine may do business and generate sales within other countries. Foreign currency fluctuations may affect the costs that we incur in such international operations. It is also possible that some or all of our operating expenses may be incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition.

Because we must furnish our stockholders with target business financial statements prepared in accordance with and reconciled to U.S. generally accepted accounting principles, we will not be able to complete a business combination with some prospective target businesses unless their financial statements are first reconciled to U.S. generally accepted accounting principles.

The federal securities laws require that a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports and proxy materials submitted to stockholders. Because our initial business combination must be with a target business that has a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $6 million or $6.6 million if the over-allotment option is exercised in full) at the time of our initial business combination, we will be required to provide historical and/or pro forma financial information to our stockholders when seeking approval of a business combination with one or more target businesses. These financial statements must be prepared in accordance with, or be reconciled to, U.S. generally accepted accounting principles, or GAAP, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. If a proposed target business, including one located outside of the U.S., does not have financial statements that have been prepared in accordance with, or that can be reconciled to, U.S. GAAP and audited in accordance with the standards of the PCAOB, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete a combination with one or more target businesses;

•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following a business combination;

•	officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving a business combination, as a result of which they would then receive expense reimbursements;

•	potential inability to obtain additional financing to complete a business combination;

•	limited pool of prospective target businesses;

•	potential change in control if we acquire one or more target businesses for stock;

•	public securities’ limited liquidity and trading;

•	failure to list or delisting of our securities from the American Stock Exchange or an inability to have our securities listed on the American Stock Exchange following a business combination;

•	use of proceeds not in trust or available to us from interest income on the trust account balance; or

•	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised
Offering gross proceeds	$300,000,000	$330,000,000
Proceeds from warrant purchases by Marathon Investors, LLC	5,500,000	5,500,000

Total gross proceeds	$305,500,000	$335,500,000

Offering expenses(1)(3)
Underwriting discount (7% of gross proceeds)	$21,000,000	$23,100,000
Legal fees and expenses	400,000	405,000
Printing and engraving expenses	100,000	100,000
Accounting fees and expenses.	60,000	60,000
SEC registration fee.	35,310	35,310
NASD registration fee	33,500	33,500
American Stock Exchange fees	65,000	65,000
Miscellaneous expenses	56,190	51,190

Total offering expenses	$21,750,000	$23,850,000

Proceeds after offering expenses	$283,750,000	$311,650,000

Net offering proceeds held in trust	$283,050,000	$310,950,000
Deferred underwriting discounts and commissions held in trust.	$6,000,000	$6,600,000

Total held in trust	$289,050,000	$317,550,000

Net offering proceeds not held in trust	$700,000	$700,000

	Amount	Percent of Net Proceeds Not in Trust
Use of net proceeds not held in trust(3)

Due diligence of prospective target businesses, including fees for market research or consultants used to perform due diligence, if any, and reimbursement of out-of-pocket due diligence expenses incurred by officers or directors(2)	$196,000	28%

Legal, accounting and other non-due diligence expenses, including structuring and negotiating a business combination(2)	140,000	20

Payment for office space, administrative and support services to Marathon Management, LLC ($7,500 per month for up to two years)	180,000	26

Legal and accounting fees relating to SEC reporting obligations.	44,000	6

Working capital to cover miscellaneous expenses (potentially including deposits or down payments for a proposed business combination), director and officer liability insurance premiums and reserves(2)	140,000	20

Total	$700,000	100%

(1)	A portion of the offering expenses have been paid from advances we received from Mr. Gross described below. These advances will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.

(2)	Due diligence expenses and legal, accounting and non-due diligence expenses are expected to total $2,500,000 and $2,000,000, respectively. The difference between these amounts and the budgeted allocations from amounts not held in trust will be funded from interest income of up to $4.5 million released to us from the trust account, subject to the tax holdback. Any such interest income not used for due diligence or legal, accounting and non-due diligence expenses will be usable by us to pay other expenses that may exceed our current estimates.
(3)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.

A total of approximately $289 million (or approximately $317.6 million if the underwriters’ over-allotment option is exercised in full), of the net proceeds from this offering and the sale of the sponsor warrants described in this prospectus, and $6 million (or $6.6 million if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions will be placed in a trust account at The Bank of New York with The Bank of New York, as trustee. Except for a portion of the interest income released to us, the proceeds held in trust will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. All amounts held in the trust account that are not converted to cash or released to us as interest income will be released on closing of our initial business combination with one or more target businesses which have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $6 million or $6.6 million if the over-allotment option is exercised in full) at the time of such business combination, subject to a majority of our public stockholders voting in favor of the business combination and less than 20% of the public stockholders electing their conversion rights and subject to such deferred underwriting discount and commission having been paid to the underwriters. On release of funds from the trust account and after payment of the conversion price to any public stockholders who exercise their conversion rights, the underwriters will receive their deferred underwriting discounts and commissions, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial combination occurs. If the business combination is paid for using stock or debt securities, we may apply the cash released to us from the trust account to general corporate purposes, including for maintenance or expansion of operations of acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies, or for working capital.

We have agreed to pay Marathon Management, LLC, an entity controlled by Mr. Gross, a total of $7,500 per month for office space, administrative services and secretarial support. Mr. Gross is our chairman and chief executive officer. This arrangement is being agreed to us by Marathon Management, LLC for our benefit and is not intended to provide Mr. Gross compensation in lieu of a salary or other remuneration because it is anticipated that the expenses to be paid by Marathon Management, LLC will approximate the monthly reimbursement. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Upon completion of a business combination or our liquidation, we will cease paying these monthly fees.

We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors and may include engaging market research firms and/or third party consultants. Our officers and directors, or their affiliates or associates, will not receive any compensation for their due diligence of prospective target businesses, but would be reimbursed for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities. Our audit committee will review and approve all expense reimbursements made to our officers or directors and that any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

We believe that amounts not held in trust as well as the interest income of up to $4.5 million earned on the trust account balance that may be released to us subject to the tax holdback (as described in more detail below)

will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that in-depth due diligence will be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from officers or directors, but such officers or directors are not under any obligation to advance funds to, or invest in, us.

If we complete a business combination, the out-of-pocket expenses incurred by our officers and directors prior to the business combination’s closing will become an obligation of the post-combination business, assuming these out-of-pocket expenses have not been reimbursed prior to the closing. These expenses would be a liability of the post-combination business and would be treated in a manner similar to any other account payable of the combined business. Our officers and directors may, as part of any such combination, negotiate the repayment of some or all of any such expenses. If the target business’ owners do not agree to such repayment, this could cause our officers and directors to view such potential business combination unfavorably and result in a conflict of interest.

To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

As of the date of this prospectus, Mr. Gross has advanced to us a total of $225,000 which was used to pay a portion of the expenses of this offering referenced in the line items above for the SEC registration fee, NASD registration fee, American Stock Exchange fee and accounting and legal fees and expenses. These advances are non-interest bearing, unsecured and are due at the earlier of December 31, 2006 or the consummation of this offering. The loan will be repaid out of the proceeds of this offering not being placed in trust.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in United States “government securities” (as such term is defined in the Investment Company Act of 1940) and one or more money market funds, selected by us, which invest principally in either short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or tax exempt municipal bonds issued by governmental entities located within the United States and otherwise meeting the conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. Interest income of up to $4.5 million on the trust account balance is releasable to us from the trust account to fund a portion of our working capital requirements, subject to the tax holdback.

Other than the fee for office space and administrative and secretarial services described above, no compensation of any kind (including finder’s and consulting fees) will be paid to any of our officers or directors, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. However, our officers and directors will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. To the extent that such expenses exceed the available proceeds not deposited in the trust account and interest income of up to $4.5 million that is released to us from the trust account (subject to the tax holdback), such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. Since the role of present management after a business combination is uncertain, we have no current ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account, net of taxes payable with respect to such interest, and less interest income released to us from the trust account in the manner described above) only in the event of our liquidation if we fail to complete a business combination within the allotted time or if the public stockholder seeks to convert such shares into cash in connection with a business combination that the public stockholder voted against and that we actually complete. In no other circumstances will a public stockholder have any right or interest of any kind in or to funds in the trust account.

On completion of an initial business combination, the underwriters will receive the deferred underwriters’ discounts and commissions held in the trust account. If we do not complete an initial business combination and the trustee must therefore distribute the balance in the trust account on our liquidation, the underwriters have agreed (i) to forfeit any rights or claims to the deferred underwriting discounts and commissions, together with any accrued interest thereon, in the trust account, and (ii) that the trustee is authorized to distribute the deferred underwriting discounts and commissions, together with any accrued interest thereon, net of income taxes payable on such interest, to the public stockholders on a pro rata basis.

DIVIDEND POLICY

We have not paid any dividends on our common stock to date and will not pay cash dividends prior to the completion of a business combination. After we complete a business combination, the payment of dividends will depend on our revenues and earnings, if any, capital requirements and general financial condition. The payment of dividends after a business combination will be within the discretion of our then-board of directors. Our board of directors currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends in the foreseeable future.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock. The information below assumes the payment in full of the underwriters’ discounts and commissions, including amounts held in the trust account, and no exercise of the over-allotment option.

At May 11, 2006, our net tangible book value was a deficiency of $16,000, or approximately $(0.00) per share of common stock. After giving effect to the sale of 37,500,000 shares of common stock included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 7,496,250 shares of common stock which may be converted into cash) at May 11, 2006 would have been $225,992,905 or $5.74 per share, representing an immediate increase in net tangible book value of $5.74 per share to the initial stockholders, and an immediate dilution of $2.28 per share or 28.5% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $57,781,095 less than it otherwise would have been because if we effect a business combination, the conversion rights of the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account as of two business days prior to the proposed consummation of a business combination, inclusive of any interest, net of any taxes due on such interest and net of up to $4.5 million in interest income on the trust account balance previously released to us to fund working capital requirements (subject to the tax holdback), divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible book value per share before this offering	$(0.00)
Increase attributable to new investors	5.74

Pro forma net tangible book value after this offering		5.74

Dilution to new investors		$2.26

The following table sets forth information with respect to our initial stockholders, and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Initial stockholders	9,375,000	20%	$25,000.008%		$.0027
New investors	37,500,000	80	300,000,000	99.992	$8.00

Total	46,875,000	100%	$300,025,000	100%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering and sale of sponsor warrants	$(16,000)
Net proceeds from this offering and from sale of sponsor warrants	283,750,000
Offering costs paid or accrued and deductible from net tangible book value before this offering and sale of sponsor warrants	40,000
Less: proceeds held in trust subject to conversion to cash ($289,050,000 × 19.99%)	(57,781,095)

$225,992,905

Denominator:
Shares of common stock outstanding prior to the offering	9,375,000
Shares of common stock included in the units offered	37,500,000
Less: shares subject to conversion (37,500,000 × 19.99%)	(7,496,250)

39,378,750

CAPITALIZATION

The following table sets forth our capitalization at May 11, 2006 and as adjusted to give effect to the sale of our units and the sponsor warrants and the application of the estimated net proceeds derived from the sale of such securities:

	May 11, 2006
	Actual	As Adjusted
Note payable to affiliate(1)	$225,000	$—
Common stock, -0- and 7,496,250 shares of which are subject to possible conversion at conversion value(2)	$—	$57,781,095

Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	$—	$—

Common stock, $0.0001 par value, 250,000,000 shares authorized; 9,375,000 shares issued and outstanding; 39,378,750 shares issued and outstanding (excluding 7,496,250 shares subject to possible conversion), as adjusted	$938	$3,938
Additional paid-in capital	24,062	225,989,967
Deficit accumulated during the development stage	(1,000)	(1,000)

Total stockholders’ equity	$24,000	225,992,905

Total capitalization	$249,000	$283,774,000

(1)	Note payable to affiliate is comprised of a promissory note issued in the amount of $225,000 to Mr. Gross. The note is due at the earlier of December 31, 2006 or the closing of this offering.
(2)	If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially approximately $7.71 per share), before payment of deferred underwriting discounts and commissions and including accrued interest, net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and net of interest income previously released to us for working capital requirements, as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We were formed on April 27, 2006, to effect a merger, stock exchange, asset acquisition, reorganization or similar business combination with an operating business or businesses which we believe have significant growth potential. We do not have any specific business combination under current consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination. We intend to effect a business combination using cash from the proceeds of this offering, our capital stock, debt or a combination of cash, stock and debt. The issuance of additional shares of our stock in a business combination:

•	may significantly reduce the equity interest of our stockholders;

•	will likely cause a change in control if a substantial number of shares of our stock are issued, which may affect, among other things, our ability to use our net operating loss carry-forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, debt securities issued by us in a business combination may result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants requiring the maintenance of certain financial ratios or reserves and any such covenant was breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such debt security was outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of a business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of 9,375,000 units to the initial stockholders, and an advance from Mr. Gross that is more fully described below. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $750,000 and underwriting discounts and commissions of $6 million (or $6.6 million if the underwriters’ over-allotment option is exercised in full), and (ii) the sale of the sponsor warrants for a purchase price of $5.5 million, will be approximately $283.8 million (or $311.7 million if the underwriters’ over-allotment option is exercised in full). Approximately $289 million (or approximately $318 million if the underwriters’ over-allotment option is exercised in full), will be held in trust, which includes $6 million (or $6.6 million if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions. The remaining $700,000 will not be held in trust.

We will use substantially all of the net proceeds of this offering to acquire one or more target businesses, including identifying and evaluating prospective target businesses, selecting one or more target businesses, and structuring, negotiating and consummating the business combination. To the extent we use our capital stock in whole or in part as consideration for a business combination, the proceeds held in the trust account (less underwriting discounts and commissions and amounts paid to any public stockholders who exercise their conversion rights) as well as any other net proceeds not expended prior to that time will be used to fund the purchase of other companies or finance the operations of the target business or businesses.

Following consummation of this offering, we believe the funds available to us outside of the trust account, together with interest income of up to $4.5 million on the balance of the trust account to be released to us for working capital requirements (subject to the tax holdback), will be sufficient to allow us to operate for at least the next 24 months, assuming a business combination is not completed during that time. Our primary liquidity requirements include approximately $2,500,000 for expenses for the due diligence and investigation of a target business or businesses; approximately $2,000,000 for legal, accounting and other expenses associated with structuring, negotiating and documenting an initial business combination; an aggregate of $180,000 for administrative services and support payable to Marathon Management, LLC, an affiliate of Mr. Gross, representing $7,500 per month for up to 24 months; $44,000 for legal and accounting fees relating to our SEC reporting obligations; and approximately $140,000 for general working capital that will be used for miscellaneous expenses and reserves. Of these amounts, we will fund $196,000 for due diligence, market research and reimbursement of out-of-pocket costs and $140,000 for legal, accounting and other non-due diligence expenses, and other expenses that may exceed our current estimates, from interest income on the balance of the trust account released to us.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds were required to consummate a business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of a business combination.

Related Party Transaction

As of the date of this prospectus, Mr. Gross, our chairman and chief executive officer, has advanced on our behalf a total of $225,000 for payment of offering expenses. This advance is non-interest bearing, unsecured and is due at the earlier of December 31, 2006 or the consummation of this offering. The loan will be repaid out of the proceeds of this offering not placed in trust. Please see “Certain Transactions” for further information concerning such advance.

PROPOSED BUSINESS

Introduction

We are a recently organized Delaware blank check company formed to complete a business combination with one or more operating businesses. Our efforts in identifying a prospective target business will not be limited to a particular industry. We do not have any specific merger, stock exchange, asset acquisition, reorganization or other business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. To date our efforts have been limited to organizational activities as well as activities related to this offering.

Business Strategy

We have identified the following criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities. However, we may decide to enter into a business combination with a target business that do not meet these criteria and guidelines.

•	Established companies with positive cash flow. We will seek to acquire established companies with sound historical financial performance. We will typically focus on companies with a history of profitability on an operating cash flow basis. We do not intend to acquire start-up companies or companies with speculative business plans.

•	Strong competitive position in industry. We will analyze the strengths and weaknesses of target businesses relative to their competitors. The factors we will consider include product quality, customer loyalty, cost impediments associated with customers switching to competitors, patent protection, brand positioning and capitalization. We will seek to acquire businesses that have developed leading positions within their respective markets, are well positioned to capitalize on growth opportunities and operate businesses or in industries with significant barriers to entry. We will seek to acquire businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability.

•	Experienced management team. We will seek to acquire businesses that have experienced management teams with a proven track record for delivering top line growth and bottom line profits through strategic business management and effective team building.

•	Diversified customer and supplier base. We will seek to acquire businesses that have a diversified customer and supplier base. Companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

Competitive Advantages

We believe that we have the following competitive advantages over other entities with business objectives similar to ours:

•	Management Expertise. Mr. Gross, our chairman and chief executive officer, has extensive experience in identifying, negotiating and structuring acquisitions of, and investments in, businesses. He has over 18 years of experience in the private equity, distressed debt and mezzanine lending businesses and has been involved in originating, structuring, negotiating, consummating and managing private equity, distressed debt and mezzanine lending transactions. He is a founder and a former senior partner of Apollo Management, L.P., a leading private equity firm. Since its inception, Apollo Management, L.P. has invested $13.2 billion in over 150 companies in the United States and Western Europe. During his tenure at Apollo Management, L.P., Mr. Gross was a member of the investment committee that was responsible for overseeing such investments.

Prior	to joining our company, Mr. Gross was the president and chief executive officer of Apollo Investment Corporation, a publicly traded business development company that he founded and whose board of directors and investment committee he currently serves as chairman. Apollo Investment Corporation invests primarily in middle-market companies in the form of mezzanine and senior secured loans as well as by making direct equity investments in such companies. Under his management, Apollo Investment Corporation raised approximately $930 million in gross proceeds in an initial public offering in April 2004 and invested more than $870 million in over 50 businesses.

Mr. Gross was also the managing partner of Apollo Distressed Investment Fund, L.P., an investment fund he founded in 2003 to invest principally in debt and other securities of leveraged companies. He also currently serves on the boards of directors of three public companies, including as chairman of Apollo Investment Corporation, and in the past has served on the boards of directors of more than 20 public and private companies.

•	Established deal sourcing network. Mr. Gross has developed an extensive network of private equity sponsor relationships over the last 18 years. We believe that these relationships as well as his relationships with public and private companies, investment bankers, attorneys and accountants will provide us with significant business acquisition opportunities.

•	Disciplined Acquisition Approach. Mr. Gross will use the same disciplined approach in acquiring target businesses on our behalf as he used in connection with his private equity investing. Accordingly, we will seek to reduce the risks posed by the acquisition of a target business by:

•	focusing on companies with leading market positions and strong cash flow;

•	engaging in extensive due diligence from the perspective of a long-term investor; and

•	investing at low price to cash flow multiples

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to utilize the cash proceeds of this offering, our capital stock, debt or a combination of these as the consideration to be paid in a business combination. While substantially all of the net proceeds of this offering are allocated to completing a business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, prospective investors will at the time of their investment in us not be provided an opportunity to evaluate the specific merits or risks of one or more target businesses. If we engage in a business combination with a target business using our capital stock and/or debt financing as the consideration to fund the combination, proceeds from this offering will then be used to undertake additional acquisitions or to fund the operations of the target business on a post-combination basis. We may engage in a business combination with a company that does not require significant additional capital but is seeking a public trading market for its shares, and which wants to merge with an already public company to avoid the uncertainties associated with undertaking its own public offering. These uncertainties include time delays, compliance and governance issues, significant expense, a possible loss of voting control, and the risk that market conditions will not be favorable for an initial public offering at the time the offering is ready to be sold. We may seek to effect a business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

We do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, contacted any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

Prior to completion of a business combination, we will seek to have all vendors, prospective target businesses or other entities, which we refer to as potential contracted parties or a potential contracted party, that we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a potential contracted party were to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that refused to execute a waiver would be the engagement of a third party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services willing to provide the waiver. If a potential contracted party refuses to execute such a waiver, then Mr. Gross will be personally liable to cover the potential claims made by such party but only if, and to the extent, that the claims would otherwise reduce the trust account proceeds payable to our public stockholders in the event of a liquidation and the claims were made by a vendor for services rendered, or products sold, to us. However, if a potential contracted party executes a waiver, then Mr. Gross will have no personal liability as to any claimed amounts owed to a contracted party.

Subject to the requirement that a target business or businesses have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $6 million or $6.6 million if the over-allotment option is exercised in full) at the time of our initial business combination, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

Sources of target businesses

We anticipate that target businesses may be brought to our attention from various unaffiliated parties such as investment banking firms, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and similar sources. We may also identify a target business through management’s contacts within the private equity industry. While our officers are not committed to spending full-time on our business and our directors have no commitment to spend any time in identifying or performing due diligence on potential target businesses, our officers and directors believe that the relationships they have developed over their careers in the private equity industry may generate a number of potential target businesses that will warrant further investigation.

We may pay fees or compensation to third parties for their efforts in introducing us to potential target businesses. Such payments are typically, although not always, calculated as a percentage of the dollar value of the transaction. We have not anticipated use of a particular percentage fee, but instead will seek to negotiate the smallest reasonable percentage fee consistent with the attractiveness of the opportunity and the alternatives, if any, that are then available to us. We may make such payments to entities we engage for this purpose or entities that approach us on an unsolicited basis. Payment of finders’ fees is customarily tied to completion of a transaction and certainly would be tied to a completed transaction in the case of an unsolicited proposal. Although it is possible that we may pay finders’ fees in the case of an uncompleted transaction, we consider this possibility to be extremely remote. In no event will we pay any of our officers or directors or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. In addition, none of our officers or directors will receive any finder’s fee, consulting fees or any similar fees from any person or entity in connection with any business combination involving us other than any compensation or fees that may be received for any services provided following such business combination.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business with a fair market value that is at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $6 million or $6.6 million if the over-allotment option is exercised in full) at the time of such business combination, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business.

In evaluating a prospective target business, our management will primarily consider the criteria and guidelines set forth above under the caption “Proposed Business — Business Strategy.” In addition, our management will consider, among other factors, the following:

•	financial condition and results of operations;

•	growth potential;

•	brand recognition and potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	stage of development of the business and its products or services

•	existing distribution arrangements and the potential for expansion;

•	degree of current or potential market acceptance of the products or services;

•	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

•	impact of regulation on the business;

•	seasonal sales fluctuations and the ability to offset these fluctuations through other business combinations, introduction of new products, or product line extensions; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete the business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. We will not pay any finders or consulting fees to our officers or directors, or any of their respective affiliates, for services rendered to or in connection with a business combination.

Fair market value of target business or businesses

The initial target business or businesses with which we combine must have a collective fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $6 million or $6.6 million if the over-allotment option is exercised in full) at the time of such business combination.

The fair market value of a target business or businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, the values of comparable businesses, earnings and cash flow, and book value. If our board is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criterion. We expect that any such opinion would be included in our proxy soliciting materials furnished to our stockholders in connection with a business combination, and that such independent investment banking firm will be a consenting expert. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if our board of directors independently determines that the target business or businesses has sufficient fair market value to meet the threshold criterion.

Lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with one or more target businesses whose collective fair market value is at least equal to 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $6 million or $6.6 million if the over-allotment option is exercised in full) at the time of such business combination, as discussed above. Consequently, we expect to complete only a single business combination, although this may entail a simultaneous combination with several operating businesses at the same time. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues. For example, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically.

A simultaneous combination with several target businesses also presents logistical issues such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the business could fall below the required fair market value threshold of 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $6 million or $6.6 million if the over-allotment option is exercised in full).

Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after a business combination, and

•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

If we complete a business combination structured as a merger in which the consideration is our stock, we would have a significant amount of cash available to make add-on acquisitions following our initial business combination.

Limited ability to evaluate the target business’ management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination with that business, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of our initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination, we may continue to seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus until the expiration of 18 months from consummation of this offering (or 24 months if a letter of intent, agreement in principle or definitive agreement has been executed within such 18 month period but as to which a combination is not yet complete). In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business based on United States generally accepted accounting principles.

In connection with the vote required for any business combination, our initial stockholders have agreed to vote their respective shares of common stock acquired by them prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. Our initial stockholders have also agreed that they will vote any shares they purchase in the open market in or after this offering in favor of a business combination. As a result, if our initial stockholders acquire shares in or after this offering, they must vote those shares in favor of the proposed initial business combination with respect to those shares, and will therefore not be eligible to exercise conversion rights for those shares if our initial business combination is approved by a majority of our public stockholders. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. To do so, a stockholder must have also exercised the conversion rights described below.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest, net of any income taxes on such interest, which shall be paid from the trust account, and net of interest income of up to $4.5 million previously released to us to fund our working capital requirements (subject to the tax holdback) (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. The initial per-share conversion price would be approximately $7.71, or $0.29 less than the per-unit offering price of $8.00. In connection with the vote required for any business combination, our initial stockholders have agreed to vote their respective shares of common stock acquired by them prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. Our initial stockholders have also agreed that they will vote any shares they purchase in the open market in or after this offering in favor of a business combination. As a result, our initial stockholders will not be able to exercise conversion rights with respect to shares acquired by them before, in or after this offering. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. If a stockholder votes against the business combination but fails to properly exercise its conversion rights, such stockholder will not have its shares of common stock converted to its pro rata distribution of the trust account. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account will still have the right to exercise the warrants that they received as part of the units. We will not complete our proposed initial business combination if public stockholders owning 20% or more of the shares sold in this offering exercise their conversion rights.

The initial conversion price will be approximately $7.71 per share. As this amount is lower than the $8.00 per unit offering price and it may be less than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

Liquidation if no business combination

If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will be dissolved and will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest and net of any income taxes due on such interest that will be paid from the trust account, and net of interest income on the trust account balance released to us to fund working capital requirements, plus any remaining assets. Liquidation expenses will be paid only from funds outside of the trust account.

Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock acquired by them before, in or after this offering. There will be no distribution from the trust account with respect to our warrants, which will expire worthless if we are liquidated.

If we were unable to conclude an initial business combination and expended all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, net of income taxes payable on such interest and net of up to $4.5 million in interest income on the trust account balance released to us to fund working capital requirements, the initial per-share liquidation price would be $7.71, or $0.29 less than the per-unit offering price of $8.00. The per share liquidation price includes $6 million in deferred underwriting discounts and commissions that would also be distributable to our public stockholders.

The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. Mr. Gross has agreed that, if we liquidate prior to the consummation of a business combination, he will be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of various vendors that are owed money by us for services rendered or contracted for or products sold to us, or claims of other parties with which we have contracted, including the claims of any prospective target with which we have entered into a written letter of intent, confidentiality or non-disclosure agreement with respect to a failed business combination with such prospective target. However, we cannot assure you that Mr. Gross will be able to satisfy those obligations. Mr. Gross is not personally liable to pay any of our debts and obligations except as provided above. Accordingly, we cannot assure you that due to claims of creditors the actual per-share liquidation price will not be less than $7.71, plus interest, net of income taxes payable on such interest and net of interest income of up to $4.5 million on the trust account balance previously released to us to fund working capital requirements (subject to the tax holdback). Additionally, the underwriters have agreed to waive and forfeit any rights to or claims against the proceeds held in the trust account if we are unable to complete an initial business combination and liquidate, including with respect to the deferred underwriting discounts and commissions placed in the trust account on closing of this offering.

If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the 24-month period from the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.

Our public stockholders shall be entitled to receive funds from the trust account only in the event of our liquidation or if the stockholders seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account. Prior to our completing an initial business combination or liquidating, we are permitted only to have released from the trust account interest income of up to $4.5 million to fund our working capital requirements, subject to the tax holdback.

Amended and Restated Certificate of Incorporation

Our Amended and Restated Certificate of Incorporation sets forth certain requirements and restrictions relating to this offering that apply to us until the consummation of a business combination. Specifically, our Amended and Restated Certificate of Incorporation provides, among other things, that:

•	we establish and maintain an Audit Committee composed of at least three (3) independent directors;

•	upon consummation of this offering, $289,050,000 of the net proceeds from this offering, the sale of the sponsor warrants described in this prospectus and $6 million in deferred underwriting discounts and commissions (or $6.6 million if the underwriters’ over-allotment option is exercised in full) shall be placed into the trust account;

•	prior to the consummation of a business combination, we shall submit such business combination to our stockholders for approval;

•	we may consummate the business combination if approved and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights;

•	if a business combination is approved and consummated, public stockholders who voted against the business combination may exercise their conversion rights and receive their pro rata share of the trust account;

•	if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then we will be dissolved and distribute to all of our public stockholders their pro rata share of the trust account;

•	we may not consummate any other merger, acquisition, asset purchase, reorganization or similar transaction other than the business combination;

•	we will enter into letter agreements with our officers and directors setting forth certain terms and restrictions relating to this offering; and

•	the Audit Committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the Audit Committee is charged with the responsibility to take immediately all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering; and

•	the Audit Committee shall review and approve all expense reimbursements made to our officers and directors and any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

The above-referenced requirements and restrictions included in our Amended and Restated Certificate of Incorporation may only be amended prior to consummation of a business combination upon the unanimous written consent of our stockholders. In light of the requirement that we obtain the unanimous approval of our stockholders, we do not anticipate any changes to such requirements and restrictions prior to our consummation of a business combination, if any.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	Approximately $283.1 million of the net offering proceeds, including $6 million in deferred underwriting discounts and commissions, will be deposited into a trust account at The Bank of New York maintained by The Bank of New York, as trustee.	$251.1 million of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	The $283.1 million of net offering proceeds held in trust will only be invested in U.S. “government securities,” as defined under the Investment Company Act of 1940, and one or more money market funds, selected by us, which invest principally in either short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or tax exempt municipal bonds issued by governmental entities located within the United States and otherwise meeting the conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on Fair Value or Net Assets of Target Business	The initial target business that we acquire must have a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $6 million) at the time of such acquisition.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period,

	Terms of Our Offering	Terms Under a Rule 419 Offering

trading five business days following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the common stock and warrants be traded separately until we have filed a Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus.

the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination or fifteen months from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	Stockholders will have the opportunity to vote on the initial business combination. Each stockholder will be sent a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his, her or its shares into a pro rata share of the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest, net of income taxes on such interest and net of interest income of up to $4.5 million previously released to us to fund our working capital requirements (subject to the tax holdback). However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds from the trust account. If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination but 18 months has not yet passed since the consummation of	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
this offering, we may seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus. If at the end of such 18 month period (or 24 months if a letter of intent, agreement in principle or definitive agreement has been executed within such 18 month period but as to which a combination is not yet complete) we have not obtained stockholder approval for an alternate initial business combination, we will liquidate and promptly distribute the proceeds of the trust account, including accrued interest, net of income taxes on such interest and net of interest income of up to $4.5 million previously released to us to fund our working capital requirements (subject to the tax holdback).

Business combination deadline	Our initial business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent or definitive agreement relating to a prospective business combination is executed before the 18-month period ends; if our initial business combination does not occur within these time frames, funds held in the trust account, including deferred underwriting discounts and commissions, will be promptly returned to investors, including accrued interest, net of income taxes on such interest and net of interest income of up to $4.5 million previously released to us to fund our working capital requirements.	If an acquisition has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

Release of funds	Except with respect to interest income earned on the trust account balance released to us to pay any income taxes on such interest and interest income of up to $4.5 million on the balance in the trust account released to us to fund our working capital requirements (subject to the tax holdback), the proceeds held in the trust account are not released until the earlier of the completion of our initial business combination or the failure to complete our initial business combination within the allotted time.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Competition

In identifying, evaluating and selecting a target business for a business combination, we may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. While we believe there are numerous potential target businesses with which we could combine, our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

•	our obligation to seek stockholder approval of our initial business combination or obtain necessary financial information may delay the completion of a transaction;

•	our obligation to convert into cash shares of common stock held by our public stockholders who vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination;

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•	the requirement to acquire an operating business that has a fair market value equal to at least 80% of the balance of the trust account at the time of the acquisition (excluding deferred underwriting discounts and commissions of $6 million or $6.6 million if the over-allotment option is exercised in full) could require us to acquire the assets of several operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

Facilities

We currently maintain our executive offices at 33 West 55th Street New York, New York. The cost for this space is included in the $7,500 per-month fee described above that Marathon Management, LLC charges us for general and administrative services. We believe, based on rents and fees for similar services in the New York City metropolitan area that the fee charged by Marathon Management, LLC is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We currently have one officer. This individual is not obligated to devote any specific number of hours to our business and intends to devote only as much time as he deems necessary to our business. We do not intend to have any full-time employees prior to the consummation of a business combination.

Periodic Reporting and Financial Information

We have registered our securities under the Exchange Act and after this offering will have public reporting obligations, including the filing of annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accounting firm and our quarterly reports will contain financial statements reviewed by our independent registered public accounting firm.

We will not acquire a target business if we cannot obtain audited financial statements based on United States generally accepted accounting principles for such target business. We will provide these financial statements in the proxy solicitation materials sent to stockholders for the purpose of seeking stockholder approval of our initial business combination. Our management believes that the need for target businesses to have, or be able to obtain, audited financial statements may limit the pool of potential target businesses available for acquisition.

We may be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2007. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no material litigation currently pending against us or any of our officers or directors in their capacity as such.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers as of the date of this prospectus are as follows:

Name	Age	Position
Michael S. Gross	44	Chairman, Chief Executive Officer and Secretary
Adam Aron	52	Director
Martin E. Franklin	41	Director

Michael S. Gross has been the chairman of our board of directors, chief executive officer and secretary since our inception in April 2006. Between February 2004 and February 2006, Mr. Gross was the president and chief executive officer of Apollo Investment Corporation, a publicly traded business development company that he founded and whose board of directors and investment committee he currently serves as chairman, and was the managing partner of Apollo Investment Management, L.P., the investment adviser to Apollo Investment Corporation. Apollo Investment Corporation invests primarily in middle-market companies in the form of mezzanine and senior secured loans as well as by making direct equity investments in such companies. Under his management, Apollo Investment Corporation raised approximately $930 million in gross proceeds in an initial public offering in April 2004 and invested more than $1.7 billion in over 50 businesses. From 1990 to February 2006, Mr. Gross was a senior partner at Apollo Management, L.P., a leading private equity firm which he founded in 1990 with five other persons. Since its inception, Apollo Management, L.P. has invested $13.2 billion in over 150 companies in the United States and Western Europe. During his tenure at Apollo Management, L.P., Mr. Gross was a member of an investment committee that was responsible for overseeing over such investments. In addition, from 2003 to February 2006, Mr. Gross was the managing partner of Apollo Distressed Investment Fund, an investment fund he founded to invest principally in non-control oriented distressed debt and other investment securities of leveraged companies. Mr. Gross currently serves on several boards of directors of public companies, including Apollo Investment Corporation, Saks, Inc. and United Rentals, Inc., and in the past has served on the boards of directors of more than 20 public and private companies. He is a founding member, and serves on the executive committee, of the Youth Renewal Fund, is the chairman of the board of Mt. Sinai Children’s Center Foundation, serves on the Board of Trustees of the Trinity School and on the corporate advisory board of the University of Michigan Business School.

Adam Aron has been a director of our company since May 2006. Mr. Aron was chairman of the board of directors and chief executive officer of Vail Resorts, Inc. from July 1996 to February 2006. Vail Resorts owns and operates Vail, Beaver Creek, Breckenridge, Keystone and Heavenly ski resorts in Colorado and California; the Grand Teton Lodge Company in Jackson Hole, Wyoming; the RockResorts collection of luxury resort hotels throughout the United States; and an extensive real estate business. Mr. Aron previously served as president and chief executive officer of Norwegian Cruise Line, senior vice president of marketing for United Airlines and senior vice president-marketing for Hyatt Hotels and Resorts. In addition to serving on our board of directors, Mr. Aron serves on the board of directors of Nextel Partners, Inc., FTD Group, Inc., Carey Limousine USA Inc. and Rewards Network Inc. He also serves on the board of directors of numerous non-profit organizations, including serving as Vice Chairman of the Travel Industry Association of America. He is also a member of the National Finance Committee of the Washington, D.C.-based Democratic Senatorial Campaign Committee and the Council on Foreign Relations, Business Executives for National Security.

Martin E. Franklin has been a director of our company since May 2006. Mr. Franklin has served as chairman and chief executive officer of Jarden Corporation, a broad based consumer products’ company, since 2001. Prior to joining Jarden Corporation, Mr. Franklin served as chairman and a director of Bollé, Inc. from 1997 to 2000, chairman of Lumen Technologies from 1996 to 1998, and as chairman and chief executive officer of its predecessor, Benson Eyecare Corporation from 1992 to 1996. Mr. Franklin also serves on the board of directors of Apollo Investment Corporation and Kenneth Cole Productions, Inc. Mr. Franklin serves as a director and trustee of a number of charitable institutions.

Number and Terms of Office of Directors

Upon consummation of this offering, our board of directors will be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Mr. Aron, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Mr. Franklin, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Mr. Gross, will expire at the third annual meeting of stockholders.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. Collectively, through their positions described above, our directors have extensive experience in the private equity business. None of these individuals has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with such an entity. However, we believe that the skills and expertise of these individuals, their collective access to target businesses, and their ideas, contacts, and acquisition expertise should enable them to successfully identify and assist us in completing a business combination. However, there is no assurance such individuals will, in fact, be successful in doing so.

Executive Officer Compensation

None of our executive officers or directors has received any cash compensation for services rendered. Commencing on the date of this prospectus through the acquisition of a target business, we will pay Marathon Management, LLC, an entity owned and controlled by Mr. Gross, a total of $7,500 per month for office space and administrative services, including secretarial support. This arrangement is being agreed to by Marathon Management, LLC for our benefit and is not intended to provide Mr. Gross compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party. No other executive officer or director has a relationship with or interest in Marathon Management, LLC. Other than this $7,500 per-month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. After a business combination, our executive officers and directors who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation.

Director Independence

Our board of directors has determined that Messrs. Aron and Franklin are “independent directors” as such term is defined in Rule 10A-3 of the Exchange Act and the rules of the American Stock Exchange.

Board Committees

Prior to the completion of this offering, our board of directors will form an audit committee, a compensation committee and a governance and nominating committee. Each committee will be comprised of three directors.

Audit Committee

On completion of this offering, our audit committee will consist of three directors, at least one of whom will be “independent” as defined in Rule 10A-3 of the Exchange Act and the rules of the American Stock Exchange. A majority of the directors on our audit committee will be independent within 90 days of the effectiveness of the registration statement of which this prospectus is a part, and, within one year, the audit committee will be fully independent. The responsibilities of our audit committee include:

•	meeting with our management periodically to consider the adequacy of our internal control over financial reporting and the objectivity of our financial reporting;

•	appointing the independent registered public accounting firm, determining the compensation of the independent registered public accounting firm and pre-approving the engagement of the independent registered public accounting firm for audit and non-audit services;

•	overseeing the independent registered public accounting firm, including reviewing independence and quality control procedures and experience and qualifications of audit personnel that are providing us audit services;

•	meeting with the independent registered public accounting firm and reviewing the scope and significant findings of the audits performed by them, and meeting with management and internal financial personnel regarding these matters;

•	reviewing our financing plans, the adequacy and sufficiency of our financial and accounting controls, practices and procedures, the activities and recommendations of the auditors and our reporting policies and practices, and reporting recommendations to our full board of directors for approval;

•	establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;

•	following the completion of this offering, preparing the report required by the rules of the SEC to be included in our annual proxy statement; and

•	review and approve all expense reimbursements made to our officers and directors and that any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Compensation Committee

On completion of this offering, our compensation committee will consist of three directors, at least one of whom will be “independent” as defined in Rule 10A-3 of the Exchange Act and the rules of the American Stock Exchange. A majority of the directors on our compensation committee will be independent within 90 days of the effectiveness of the registration statement of which this prospectus is a part, and, within one year, the compensation committee will be fully independent. The functions of our compensation committee include:

•	establishing overall employee compensation policies and recommending to our board of directors major compensation programs;

•	subsequent to our consummation of a business combination, reviewing and approving the compensation of our officers and directors, including salary and bonus awards;

•	administering our various employee benefit, pension and equity incentive programs;

•	reviewing officer and director indemnification and insurance matters; and

•	following the completion of this offering, preparing an annual report on executive compensation for inclusion in our proxy statement.

Governance and Nominating Committee

On completion of this offering, our governance and nominating committee will consist of three directors, at least one of whom will be “independent” as defined in Rule 10A-3 of the Exchange Act and the rules of the American Stock Exchange. A majority of the directors on our governance and nominating committee will be independent within 90 days of the effectiveness of the registration statement of which this prospectus is a part, and, within one year, the governance and nominating committee will be fully independent. The functions of our governance and nominating committee include:

•	recommending qualified candidates for election to our board of directors;

•	evaluating and reviewing the performance of existing directors;

•	making recommendations to our board of directors regarding governance matters, including our amended and restated certificate of incorporation, bylaws and charters of our committees; and

•	developing and recommending to our board of directors governance and nominating guidelines and principles applicable to us.

Code of Ethics and Committee Charters

We will adopt a code of ethics that applies to our officers, directors and employees. We will file copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Form 8-K.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors are required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and Executive Officers.”

•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•	Since Messrs. Gross, Aron and Franklin will beneficially own shares of our common stock, which will be subject to the transfer restrictions described in this prospectus, they may have a conflict of interest in determining whether a particular target business is appropriate for us and our stockholders. The personal and financial interests of Messrs. Gross, Aron and Franklin may influence their motivation in identifying and selecting a target business, completing a business combination timely and securing the release of their stock.

•	In the event we elect to make a substantial down payment, or otherwise incur significant expenses, in connection with a potential business combination, our expenses could exceed the remaining proceeds not held in trust. Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if we incur such excess expenses. Specifically, our officers and directors may tend to favor potential business combinations with target businesses that offer to reimburse any expenses in excess of our available proceeds not held in trust as well as the interest income of up to $4.5 million earned on the trust account balance that may be released to us (subject to the tax holdback).

•	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to a business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board of directors evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Each of our officers and directors has, or may come to have, to a certain degree, other fiduciary obligations. A majority of our officers and directors have fiduciary obligations to other companies on whose board of directors they presently sit, or may have obligations to companies whose board of directors they may join in the future. To the extent that they identify business opportunities that may be suitable for us or other companies on whose board of directors they may sit, our directors will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that come to their attention in the performance of their duties as directors of such other entities unless the other companies have declined to accept such opportunities or clearly lack the resources to take advantage of such opportunities.

In connection with the vote required for any business combination, the initial stockholders have agreed to vote their respective shares of common stock acquired by them in the open market in or after this offering in favor of a business combination. As a result, an initial stockholder who acquires shares in or after this offering must vote those shares in favor of the proposed initial business combination with respect to those shares, and will therefore not be eligible to exercise conversion rights for those shares if our initial business combination is approved by a majority of our public stockholders. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our officers or directors, and will not enter into a business combination with any underwriters of this offering or selling group members or any of their affiliates, unless we obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. that a business combination with an such target business is fair to our stockholders from a financial point of view.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the founders’ warrants and the sponsor warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Approximate Percentage of Outstanding Common Stock
		Before Offering	After Offering
Michael S. Gross(2)	9,275,000	98.9%	19.8%
Adam Aron	50,000	*	*
Martin E. Franklin	50,000	*	*

All directors and executive officers as a group (three individuals)	9,375,000	100%	20%

*	Less than 1.0%
(1)	The business address of each of the individuals is 33 West 55th Street, New York New York 10019.
(2)	Mr. Gross is our chairman and chief executive officer. MAC Founders LLC is the record holder of all of these shares. MAC Founders LLC is owned and controlled by Mr. Gross. As a result, Mr. Gross may be deemed to beneficially own the shares held by MAC Founders LLC.

None of our officers and directors has indicated to us that he or she intends to purchase units in the offering. Immediately after this offering (assuming no exercise of the over-allotment option by the underwriters), Messrs. Gross, Aron and Franklin will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, they may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

On May 11, 2006, Marathon Investors, LLC, an entity owned by Mr. Gross, entered into an agreement with us to invest $5.5 million in us in the form of warrants to purchase 5,500,000 shares of our common stock at a price of $1.00 per warrant. Marathon Investors, LLC is obligated to purchase such warrants from us 120 days from the date of such agreement or upon the consummation of the offering, whichever occurs first. These warrants, which we refer to as the sponsor warrants, may not be sold or transferred by such entity, except in certain limited circumstances, until the completion of our initial business combination. Specifically, such entity will be permitted to transfer sponsor warrants to our officers, directors and employees, and other persons or entities associated with Mr. Gross, but the transferees receiving such sponsor warrants will be subject to the same sale restrictions imposed on such entity. The $5.5 million of proceeds from this investment will be added to the proceeds of this offering and will be held in the trust account pending our completion of a business combination on the terms described in this prospectus. If we do not complete such a business combination, then the $5.5 million will be part of the liquidating distribution to our public stockholders, and the warrants will expire worthless. The sponsor warrants and underlying shares of common stock are entitled to registration rights as described under “Description of Securities.”

In addition, in connection with the vote required for our initial business combination, the initial stockholders and Marathon Investors, LLC have agreed to vote the shares of common stock acquired by them before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. The initial purchasers and Marathon Investors, LLC have also agreed to vote any shares acquired by them in or after this offering in favor of our initial business combination. Therefore, if they acquire shares in or after this offering, they must vote such shares in favor of the proposed business combination and has, as a result, waive the right to exercise conversion rights for those shares in the event that our initial business combination is approved by a majority of our public stockholders.

CERTAIN TRANSACTIONS

In May 2006, the initial stockholders purchased 9,375,000 of our units for an aggregate purchase price of $25,000. For a complete description of such units as well as how they differ from units offered in this offering, see “Description of Securities.”

On May 11, 2006, Marathon Investors, LLC, an entity owned by Mr. Gross, entered into an agreement with us to invest $5.5 million in us in the form of warrants to purchase 5,500,000 shares of our common stock at a price of $1.00 per warrant. Marathon Investors, LLC is obligated to purchase such warrants from us 120 days from the date of such agreement or upon the consummation of the offering, whichever occurs first.

The initial stockholders and Marathon Investors, LLC will be entitled to make up to two demands that we register the 9,375,000 shares, and the 14,875,000 shares of common stock underlying the founders’ warrants and sponsor warrants, pursuant to an agreement to be signed prior to or on the date of this prospectus. The initial stockholders and Marathon Investors, LLC may elect to exercise these registration rights at any time (i) after the expiration of the transfer restrictions relating to the shares of common stock, and (ii) after the founders’ warrants or the sponsor warrants become exercisable by their terms, in the case of such warrants and the underlying shares of common stock. In addition, the initial stockholders and Marathon Investors, LLC have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are no longer subject to such transfer restrictions or the founders’ warrants or the sponsor warrants become exercisable, as the case may be. We will bear the expenses incurred in connection with the filing of any such registration statements.

On completion of this offering, we have agreed to pay Marathon Management, LLC, an entity owned and controlled by Mr. Gross, a monthly fee of $7,500 for office space and administrative services, including secretarial support. This arrangement is being agreed to by Marathon Management, LLC or our benefit and is not intended to provide Mr. Gross compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party.

Mr. Gross has advanced $225,000 to us as of the date of this prospectus to cover expenses related to this offering. This advance is non-interest bearing, unsecured and are due at the earlier of December 31, 2006 or the consummation of this offering. The loan will be repaid out of the proceeds of this offering not placed in trust.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. Subject to availability of proceeds not placed in the trust account and interest income of up to $4,500,000 on the balance in the trust account, there is no limit on the amount of out-of-pocket expenses that could be incurred. Our audit committee will review and approve all expense reimbursements made to our officers and directors and that any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and the interest income of up to $4,500,000 on the balance of the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination.

Other than the $7,500 per month administrative fees and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

After a business combination, our executive officers and directors who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Form 8-K, as required by the SEC.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors, to the extent we have independent directors, or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 250,000,000 shares of common stock, $0.0001 par value, of which 46,875,000 shares will be outstanding following this offering (assuming no exercise of the underwriters’ over-allotment option), and 1,000,000 shares of undesignated preferred stock, $0.0001 par value, of which no shares will then be outstanding. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Delaware General Corporation Law.

Units

Public Stockholders’ Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants comprising the units will begin separate trading five business days following the five business days following the earlier to occur of expiration of the underwriters’ over-allotment option or its exercise in full, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the common stock and warrants be traded separately until we have filed with the SEC a Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Form 8-K which includes this audited balance sheet upon the consummation of this offering. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

Founders’ Units

On May 11, 2006, the initial stockholders, purchased 9,375,000 of founders’ units for an aggregate purchase price of $25,000. The founders’ units are identical to those sold in this offering, except that:

•	the founders’ units, founders’ common stock and founders’ warrants are subject to the transfer restrictions described below;

•	the initial stockholders have agreed to vote the founders’ common stock in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving our initial business combination. As a result, they will not be able to exercise conversion rights (as described below) with respect to the founders’ common stock if our initial business combination is approved by a majority of our public stockholders;

•	the initial stockholders have agreed to waive their rights to participate in any liquidation distribution with respect to the founders’ common stock if we fail to consummate a business combination;

•	the founders’ warrants will become exercisable (i) 90 days following our completion of a business combination if, and only if, the last sales price of our common stock exceeds $11.50 per share for any 20 trading days within a 30 trading day period beginning 90 days after such business combination or (ii) upon a change of control of our company following a business combination. (A “change of control” of our company occurs when (i) a person or group becomes the beneficial owner of more than 50% of our outstanding securities; (ii) at any time that the board nominated slate of directors is not elected; or (iii) we consummate a merger in which we are not the surviving entity.) ; and

•	the Founders’ warrants are non-redeemable so long as they are held by the initial stockholders or their permitted transferees.

The initial stockholders have agreed, subject to certain exceptions, not to sell or otherwise transfer any of the founders’ units, founders’ common stock or founders’ warrants for a period of one year from the date of the completion of a business combination. We refer to such agreement as the transfer restrictions. In addition, commencing on the date such warrants become exercisable, the founders’ warrants and the underlying common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus.

MAC Founders, LLC is permitted to transfer the founders’ units, founders’ common stock or founders’ warrants to our officers, directors and employees, and other persons or entities associated with Mr. Gross, but the transferees receiving such securities will be subject to the transfer restrictions.

Common Stock

As of the date of this prospectus, there were 9,375,000 shares of our common stock outstanding held by one stockholder of record. On closing of this offering (assuming no exercise of the underwriters’ over-allotment option), 46,875,000 shares of our common stock will be outstanding. Holders of common stock will have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our amended and restated certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefore. After a business combination is concluded, if ever, and upon our liquidation or dissolution, the holders of common stock will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding.

Upon consummation of this offering, our board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

In connection with the vote required for our initial business combination, our initial stockholders have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. Furthermore, our initial stockholders have agreed that they will vote any shares of common stock acquired in or after this offering in favor of a proposed business combination. As a result, our initial stockholders will not be able to exercise the conversion rights with respect to shares acquired by them before, in or after this offering. In connection with the vote required for our initial business combination, a majority of our issued and outstanding common stock (whether or not held by public stockholders) will constitute a quorum. If any other matters are voted on by our stockholders at an annual or special meeting, our initial stockholder may vote all its shares, whenever acquired, as it sees fit. On completion of our initial business combination, the underwriters will be entitled to receive the deferred underwriters’ discounts and commissions then held in the trust account, exclusive of interest thereon.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. A stockholder must have also exercised the conversion rights described below for a conversion to be effective.

If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest not previously released to us to fund working capital requirements, and net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust fund, and any assets remaining available for distribution to them after payment of liabilities. Liquidation expenses will only be paid from funds held outside of the trust account. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commission will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon and net of income taxes payable on such interest. Our initial stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination with respect to all shares of common stock owned by it at that time, whether the common stock was acquired by it before, in or after this offering. Our initial stockholders will therefore not participate in any liquidation distribution with respect to any shares of common stock owned by them.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account plus any interest if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their common stock into their pro rata share of the trust account will retain the right to exercise any warrants they own if they previously purchased units or warrants.

The payment of dividends, if ever, on the common stock will be subject to the prior payment of dividends on any outstanding preferred stock, of which there is currently none.

Preferred Stock

Our amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Our amended and restated certificate of incorporation prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Warrants

Public Stockholders’ Warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; or

•	fifteen months from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York time.

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part,

•	at a price of $.01 per warrant,

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We have established these redemption criteria to provide warrant holders with a significant premium to the initial warrant exercise price as well as a sufficient degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we issue notice of redemption of the warrants, each warrant holder shall be entitled to exercise his or her warrant prior to the scheduled redemption date. However, there can be no assurance that the price of the common stock will exceed the redemption trigger price or the warrant exercise price after the redemption notice is issued.

The warrants will be issued in registered form under a warrant agreement between The Bank of New York, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions of the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the exercise price and number of shares of common stock issuable on exercise of the warrants will not be adjusted for issuances of common stock at a price below the warrant exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. Warrant holders do not have the rights or privileges of holders of common stock, including voting rights, until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise we have registered with the SEC the shares of common stock issuable on exercise of the warrants. Under the warrant agreement, we have agreed to use our best efforts to effectuate the registration of such shares of common stock on a registration statement filed with the SEC immediately prior to the time the warrants become exercisable and to use our best efforts to ensure that the prospectus included in such registration statement remains current from the date such warrants become exercisable to the date such warrants expire or are redeemed. However, we cannot assure you that we will be able to be able to keep such prospectus current. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable on exercise of the warrants is not current or if the common stock issuable on exercise of the warrants is not registered, qualified or exempt therefrom.

No fractional shares will be issued upon exercise of the warrants. If a holder exercises warrants and would be entitled to receive a fractional interest of a share, we will round up the number of shares of common stock to be issued to the warrant holder to the nearest whole number of shares.

Founders’ Warrants

The founders’ warrants are identical to those being issued in this offering, except that:

•	the founders’ warrants will become exercisable (i) 90 days following our completion of a business combination if, and only if, the last sales price of our common stock exceeds $11.50 per share for any 20 trading days within a 30 trading day period beginning 90 days after such business combination or (ii) upon a change of control of our company following a business combination. (A “change of control” of our company occurs when (i) a person or group becomes the beneficial owner of more than 50% of our outstanding securities; (ii) at any time that the board nominated slate of directors is not elected; or (iii) we consummate a merger in which we are not the surviving entity.);

•	the founders’ warrants are non-redeemable so long as they are held by the initial stockholders or their permitted transferees.

Sponsor Warrants

The sponsor warrants will have terms and provisions that are identical to the warrants included in the units being sold in this offering, except that these warrants (i) will not be transferable or salable by Marathon

Investors, LLC or its permitted transferees until we complete a business combination and (ii) will be non-redeemable so long as Marathon Investors, LLC or its permitted transferees hold such warrants. Marathon Investors, LLC will be permitted to transfer sponsor warrants to our officers, directors and employees, and other persons or entities associated with Mr. Gross, but the transferees receiving such sponsor warrants will be subject to the same sale restrictions imposed on Marathon Investors, LLC. In addition, commencing on the date such warrants become exercisable, the sponsor warrants and the underlying common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will depend on our revenues and earnings, if any, capital requirements and general financial condition after a business combination is completed. The payment of any dividends subsequent to a business combination will be within the discretion of our then-board of directors. It is the present intention of our board of directors to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is The Bank of New York, 101 Barclay Street (11E), New York, New York 10286.

Certain Anti-takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and By-Laws

Upon the closing of this offering, we will be governed by the provisions of Section 203 of the Delaware General Corporation Law, which generally has an anti-takeover effect for transactions not approved in advance by our board of directors. This may discourage takeover attempts that might result in payment of a premium over the market price for the shares of common stock held by stockholders. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•	at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Staggered board of directors

Our amended and restated certificate of incorporation provides that our board of directors will be classified into three classes of directors of approximately equal size upon the consummation of this offering. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Stockholder action; special meeting of stockholders

Our amended and restated certificate of incorporation provides that our stockholders will not be able to take any action by written consent subsequent to the consummation of this offering, but will only be able to take action at duly called annual or special meetings of stockholders. Our amended and restated bylaws further provide that special meetings of our stockholders may be only called by our board of directors with a majority vote of our board of directors, by our chief executive officer or our chairman.

Advance notice requirements for stockholder proposals and director nominations

Our amended and restated bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the first annual meeting of stockholders after the closing of this offering, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our amended and restated bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Removal of directors

Our amended and restated certificate of incorporation provides that a director on our board of directors may be removed from office only for cause and only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of our directors.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on our behalf. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We have entered into agreements with our directors to provide contractual indemnification in addition to the indemnification provided in our amended and restated certificate of incorporation. We believe that these provisions and agreements are necessary to attract qualified directors. Our amended and restated certificate of incorporation also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Securities Eligible for Future Sale

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), we will have 46,875,000 shares of common stock outstanding. Of these shares, the 37,500,00 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 9,375,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares will be eligible for sale under Rule 144 prior to                     , 2007.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the total number of shares of common stock then outstanding, which will equal 468,750 shares immediately after this offering; or

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC position on Rule 144 sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 would not be available for resale transactions despite technical compliance with the requirements of Rule 144, and such securities can be resold only through a registered offering.

Registration rights

The initial stockholders and Marathon Investors, LLC, the holders of our 9,3750,000 issued and outstanding shares of common stock on the date of this prospectus and the founders’ warrants and the sponsor warrants and the underlying shares of common stock, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The initial stockholders and Marathon Investors, LLC are entitled to make up to two demands that we register these securities. The initial stockholders and Marathon Investors, LLC can elect to exercise these registration rights at any time after the date on which these shares of common stock are no longer subject to the transfer restrictions or, in the case of the founders’ warrants, sponsor warrants or the underlying common stock, after such founders’ warrants or sponsor warrants become exercisable by their terms. In addition, the initial stockholders and Marathon Investors, LLC have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these securities are no longer subject to the transfer restrictions or, in the case of the founders’ warrants and sponsor warrants and underlying shares of common stock, the date such warrants become exercisable. Certain persons and entities that receive any of the above described securities from the initial stockholders and Marathon Investors, LLC will, under certain circumstances, be entitled to the registration rights described herein. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing

We intend to apply to have our units listed on the American Stock Exchange under the symbol “MAQ.U” and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols “MAQ” and “MAQ.WS,” respectively.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

This is a general summary of material United States federal income and estate tax considerations with respect to your acquisition, ownership and disposition of our units if you are a beneficial owner other than:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation created or organized in, or under the laws of, the United States or any political subdivision of the United States;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust, if either (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) such trust has made a valid election under applicable Treasury regulations to be treated as a United States person.

This summary does not address all of the United States federal income and estate tax considerations that may be relevant to you in light of your particular circumstances or if you are a beneficial owner subject to special treatment under United States federal income tax laws (such as a “controlled foreign corporation,” “passive foreign investment company,” or a company that accumulates earnings to avoid United States federal income tax, foreign tax-exempt organization, financial institution, broker or dealer in securities or former United States citizen or resident). This summary does not discuss any aspect of state, local or non-United States taxation. This summary is based on current provisions of the Internal Revenue Code of 1986, as amended (“Code”), Treasury regulations, judicial opinions, published positions of the United States Internal Revenue Service (“IRS”) and all other applicable authorities, all of which are subject to change, possibly with retroactive effect. This summary is not intended as tax advice.

If a partnership holds our units, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our units, you should consult your tax advisor.

WE URGE PROSPECTIVE NON-UNITED STATES STOCKHOLDERS TO CONSULT THEIR TAX ADVISORS REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL AND NON-UNITED STATES INCOME, ESTATE AND OTHER TAX CONSIDERATIONS OF ACQUIRING, HOLDING AND DISPOSING OF OUR SECURITIES.

Dividends

In general, any distributions we make to you with respect to your shares of common stock that constitute dividends for United States federal income tax purposes will be subject to United States withholding tax at a rate of 30% of the gross amount, unless you are eligible for a reduced rate of withholding tax under an applicable income tax treaty and you provide proper certification of your eligibility for such reduced rate (usually on an IRS Form W-8BEN). A distribution will constitute a dividend for United States federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under the Code. Any distribution not constituting a dividend will be treated first as reducing your basis in your shares of common stock and, to the extent it exceeds your basis, as gain from the disposition of your shares of common stock.

Dividends we pay to you that are effectively connected with your conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a United States permanent establishment maintained by you) generally will not be subject to United States withholding tax if you comply with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to United States federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to United States persons. If you are a corporation, effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Sale or Other Disposition of Securities

You generally will not be subject to United States federal income tax on any gain realized upon the sale or other disposition of your units or its component securities unless:

•	the gain is effectively connected with your conduct of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment you maintain);

•	you are an individual, you hold your units, common stock or warrants as capital assets, you are present in the United States for 183 days or more in the taxable year of disposition and you meet other conditions, and you are not eligible for relief under an applicable income tax treaty; or

•	we are or have been a “United States real property holding corporation” for United States federal income tax purposes (which we believe we are not and have never been, and do not anticipate we will become) and you hold or have held, directly or indirectly, at any time within the shorter of the five-year period preceding disposition or your holding period for your units, common stock or warrants, more than 5% of our common stock.

Gain that is effectively connected with your conduct of a trade or business within the United States generally will be subject to United States federal income tax, net of certain deductions, at the same rates applicable to United States persons. If you are a corporation, the branch profits tax also may apply to such effectively connected gain. If the gain from the sale or disposition of your shares is effectively connected with your conduct of a trade or business in the United States but under an applicable income tax treaty is not attributable to a permanent establishment you maintain in the United States, your gain may be exempt from United States tax under the treaty. If you are described in the second bullet point above, you generally will be subject to United States federal income tax at a rate of 30% on the gain realized, although the gain may be offset by some United States source capital losses realized during the same taxable year.

Information Reporting and Backup Withholding

We must report annually to the IRS the amount of dividends or other distributions we pay to you on your shares of common stock and the amount of tax we withhold on these distributions regardless of whether withholding is required. The IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which you reside pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The United States imposes a backup withholding tax on dividends and certain other types of payments to United States persons. You will not be subject to backup withholding tax on dividends you receive on your shares of common stock if you provide proper certification (usually on an IRS Form W-8BEN) of your status as a non-United States person or you are a corporation or one of several types of entities and organizations that qualify for exemption (an “exempt recipient”).

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale of your units, common stock or warrants outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if you sell your units, common stock or warrants through a United States broker or the United States office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to you unless you provide appropriate certification (usually on an IRS Form W-8BEN) to the broker of your status as a non-United States person or you are an exempt recipient. Information reporting also would apply if you sell your units, common stock or warrants through a foreign broker deriving more than a specified percentage of its income from United States sources or having certain other connections to the United States.

Any amounts withheld with respect to your securities under the backup withholding rules will be refunded to you or credited against your United States federal income tax liability, if any, by the IRS if the required information is furnished in a timely manner.

Estate Tax

Securities owned or treated as owned by an individual who is not a citizen or resident (as defined for United States federal estate tax purposes) of the United States at the time of his or her death will be included in the individual’s gross estate for United States federal estate tax purposes and therefore may be subject to United States federal estate tax unless an applicable estate tax treaty provides otherwise. Legislation enacted in 2001 reduces the maximum federal estate tax rate over an 8-year period beginning in 2002 and eliminates the tax for estates of decedents dying after December 31, 2009. In the absence of renewal legislation, these amendments will expire and the federal estate tax provisions in effect immediately prior to 2002 will be restored for estates of decedents dying after December 31, 2010.

UNDERWRITING

Citigroup Global Markets Inc. is acting as sole bookrunning manager of the offering and representative of the underwriters’ named below. Subject to the terms and conditions stated in the underwriting agreement, each underwriter named below has agreed to purchase and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter’s name.

Underwriters	Number of Units
Citigroup Global Markets Inc.
Ladenburg Thalmann & Co. Inc.

Total	37,500,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to the approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units if they purchase any of the units.

The underwriters propose to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $             per unit. The underwriters may allow, and dealers may reallow, a concession not to exceed $             per unit on sales to other dealers. If all of the units are not sold at the initial offering price, the representatives may change the public offering price and the other selling terms. Citigroup Global Market, Inc. has advised us that the underwriters do not intend sales to discretionary accounts to exceed five percent of the total number of units of our common stock offered by them.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 3,750,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that of the underwriter’s initial purchase commitment.

We, our officers and directors and the initial stockholders have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Citigroup Global Markets Inc., dispose of or hedge any shares of our common stock or any securities convertible into or exchangeable for our common stock. Citigroup Global Markets Inc. in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

At our request, the underwriters have reserved up to         % of the shares of common stock for sale at the initial public offering price to persons who are directors, officers or employees, or who are otherwise associated with us through a directed share program. The number of shares of common stock for sale to the general public will be reduced by the number of directed shares purchased by participants in the program. Any directed shares not purchased will be offered by the underwriters to the general public on the same basis as all other shares of common stock offered.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), no offer of our units to the public in that Relevant Member State may be made prior to the publication of a prospectus in relation to our units which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of our units may be made to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purpose of this provision, the expression an “offer of units to the public” in relation to any units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented, warranted and agreed that:

•	it has not offered or sold and, prior to the expiry of a period of six months from the closing date, will not offer or sell any units included in this offering to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers Securities Regulations 1995;

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act of 2000, or the “FSMA”) received by it in connection with the issue or sale of any shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the units included in this offering in, from or otherwise involving the United Kingdom.

Prior to this offering, there has been no public market for our units. Consequently, the initial public offering price for the units was determined by negotiations among us and the underwriters. Among the factors considered in determining the initial public offering price were our future prospects, our markets, our management, and currently prevailing general conditions in the equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the prices at which the units will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, common stock or warrants will develop and continue after this offering.

We intend to apply to have the units included for trading on the American Stock Exchange under the symbol “MAQ.U”.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.

	Paid by Marathon Acquisition Corp.
	No Exercise	Full Exercise
Per Unit	$0.56	$0.56
Total	$21,000,000	$23,100,000

The amounts paid by us in the table above include $6 million in deferred underwriting discounts and commissions, an amount equal to 2% of the gross proceeds of this offering, which will be placed in trust until our completion of an initial business combination as described in this prospectus. At that time, the deferred underwriting discounts and commissions will be released to the underwriters out of the balance held in the trust account. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that (i) on our liquidation they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commission will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon and net of income taxes payable on such interest.

In connection with the offering, Citigroup Global Markets Inc. on behalf of the underwriters, may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of units to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of units made in an amount up to the number of units represented by the underwriters’ over-allotment option. In determining the source of units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of the units in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of units in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of units in the open market while the offering is in progress.

The underwriters may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Citigroup Global Markets, Inc. repurchases units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the American Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our portion of the total expenses of this offering payable by us will be $700,000, exclusive of underwriting discounts and commissions.

The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

A prospectus in electronic format may be made available by one or more of the underwriters on a website maintained by one or more of the underwriters. Citigroup Global Markets, Inc. may agree to allocate a number of units to underwriters for sale to their online brokerage account holders. Citigroup Global Markets, Inc. will allocate units to underwriters that may make Internet distributions on the same basis as other allocations. In addition, units may be sold by the underwriters to securities dealers who resell units to online brokerage account holders.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Other Terms

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Sutherland Asbill & Brennan LLP, Washington, D.C. In connection with this offering, Cleary Gottlieb Steen & Hamilton LLP, New York, New York, is acting as counsel to the underwriters.

EXPERTS

The financial statements of Marathon Acquisition Corp. at May 11, 2006 and for the period from April 27, 2006 (inception) through May 11, 2006 included in this prospectus and registration statement have been audited by Eisner LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance on such report given upon such firm’s authority as an expert in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INDEX TO FINANCIAL STATEMENTS

MARATHON ACQUISITION CORP.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors and Stockholders

Marathon Acquisition Corp.

We have audited the accompanying balance sheet of Marathon Acquisition Corp., (a corporation in the development stage) (the Company) as of May 11, 2006, and the related statements of operations, stockholders’ equity and cash flows for the period April 27, 2006 (inception) through May 11, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Marathon Acquisition Corp. as of May 11, 2006, and the results of its operations and its cash flows for the period April 27, 2006 (inception) to May 11, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has generated a net loss, has a working capital deficiency and has no operations. This raises substantial doubt about the Company’s ability to continue as a going concern. As discussed in Note 1, the Company is in the process of raising capital through a proposed offering. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Eisner LLP

New York, New York

May 12, 2006

MARATHON ACQUISITION CORP.

(a development stage company)

Balance Sheet

May 11, 2006

Assets
Current asset:
Cash	$250,000
Deferred offering costs	40,000

Total assets	$290,000

Liabilities and Stockholders’ Equity

Current liabilities:
Accrued expenses	$41,000
Note payable to affiliate	225,000

Total current liabilities	266,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—
Common stock, $0.0001 par value, 250,000,000 shares authorized; 9,375,000 shares issued and outstanding	938

Additional paid-in capital	24,062

Deficit accumulated during the development stage	(1,000)

Total stockholders’ equity	24,000

Total liabilities and stockholders’ equity	$290,000

See accompanying notes to financial statements.

MARATHON ACQUISITION CORP.

(a development stage company)

Statement of Operations

For the period from April 27, 2006 (inception) to May 11, 2006

Formation and operating costs	$1,000

Net Loss	(1,000)

Basic and diluted net loss per share	$(0.00)

Weighted average shares outstanding — basic and diluted	9,375,000

See accompanying notes to financial statements.

MARATHON ACQUISITION CORP.

(a development stage company)

Statement of Stockholders’ Equity

For the period from April 27, 2006 (inception) to May 11, 2006

	Common Stock		Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Stockholders’ Equity
	Shares	Amount
Initial capital from founding stockholders for cash	9,375,0000	$938	$24,062	$—	$25,000
Net loss	—	—	—	(1,000)	(1,000)

Balance at May 11, 2006	9,375,000	$938	$24,062	$(1,000)	$24,000

See accompanying notes to financial statements.

MARATHON ACQUISITION CORP.

(a development stage company)

Statement of Cash Flows

For the period April 27, 2006 (inception) to May 11, 2006

Cash flows from operating activities
Net loss	$(1,000)
Adjustments to reconcile net loss to net cash used in operating activities
Changes in:
Deferred offering costs	41,000
Accrued Expenses	(40,000)

Net cash used in operating activities	—

Cash flows from financing activities
Proceeds from note payable to affiliate	225,000
Proceeds from sale of units	25,000

Net cash provided by financing activities	250,000

Net increase in cash	250,000

Cash — beginning of period	—

Cash — end of period	250,000

See accompanying notes to financial statements.

MARATHON ACQUISITION CORP.

(a development stage company)

Notes to Financial Statements

Note 1 — Organization and Nature of Business Operations

Marathon Acquisition Corp. (the “Company”) was incorporated in Delaware on April 27, 2006 as a blank check company whose objective is to acquire through a merger, stock exchange, asset acquisition, reorganization or similar business combination with a currently unidentified operating business or businesses.

At May 11, 2006, the Company had not commenced any operations. All activity through May 11, 2006 relates to the Company’s formation of the proposed public offering described below. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (“Proposed Offering”) which is discussed in Note 3. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with an operating company. As used herein, a “Target Business” shall mean one or more businesses that at the time of the Company’s initial business combination has a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $6 million or $6.6 million if the over-allotment option is exercised in full) described below and a “Business Combination” shall mean the acquisition by the Company of such Target Business.

The Company’s efforts in identifying prospective target businesses will not be limited to a particular industry. Instead, the Company intends to focus on various industries and target businesses in the United States and Western Europe that may provide significant opportunities for growth.

Upon closing of the Proposed Offering, approximately 92.5% of the proceeds of this offering will be placed in a trust account invested until the earlier of (i) the consummation of the Company’s first Business Combination or (ii) the liquidation of the Company. The proceeds in the trust account include 2% of the underwriting discounts and commissions that will be released to the underwriters on completion of a Business Combination. The remaining proceeds outside of the trust account as well as the interest income of up to $4.5 million earned on the trust account balance that may be released to the Company (as described below) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses; provided, however, that after such release there remains in the trust account a sufficient amount of interest income previously earned on the trust account balance to pay any income taxes on such $4.5 million of interest income.

The Company will seek stockholder approval before it will effect any Business Combination, even if the Business Combination would not ordinarily require stockholder approval under applicable state law. In connection with the stockholder vote required to approve any Business Combination, the Company’s existing stockholders (the “Initial Stockholders”), have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the Public Stockholders. “Public Stockholders” is defined as the holders of common stock sold as part of the Units in the Proposed Offering or in the aftermarket, other than the initial stockholders. The Company will proceed with a Business Combination only if a majority of the shares of common stock voted by the Public Stockholders are voted in favor of the Business Combination and Public Stockholders owning less than 20% of the shares sold in the Public Offering exercise their conversion rights. If a majority of the shares of common stock voted by the Public Stockholders are not voted in favor of a proposed initial Business Combination but 18 months has not yet passed since closing of the Proposed Offering (or within 24 months from the consummation of the Proposed Offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of the Proposed Offering and the Business Combination has not yet been consummated within such 18 month period), the Company may combine with another Target Business meeting the fair market value criterion described above.

MARATHON ACQUISITION CORP.

(a development stage company)

Notes to Financial Statements — (Continued)

If a Business Combination is approved and completed Public Stockholders voting against a Business Combination will be entitled to convert their stock into a pro rata share of the total amount on deposit in the trust account, before payment of underwriting discounts and commissions and including any interest earned on their portion of the trust account, net of income taxes payable thereon, and net of any interest income of up to $4.5 million on the balance of the trust account previously released to the Company to fund its working capital requirements (subject to the tax holdback). Public Stockholders who convert their stock into their share of the trust account will continue to have the right to exercise any Warrants they may hold.

The Company will dissolve and promptly distribute only to its Public Stockholders the amount in the trust account, less any income taxes payable on interest income and any interest income of up to $4.5 million on the balance of the trust account previously released to the Company to fund its working capital requirements (subject to the tax holdback), plus any remaining net assets if the Company does not effect a Business Combination within 18 months after consummation of the Proposed Offering (or within 24 months from the consummation of the Proposed Offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of the Proposed Offering and the Business Combination has not yet been consummated within such 18 month period.) In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 3.)

Note 2 — Summary of Significant Accounting Policies

[a]	Cash and cash equivalents:

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

[b]	Loss per common share:

Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

[c]	Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[d]	Income taxes:

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $350. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at May 11, 2006.

The effective tax rate differs from the statutory rate of 35% due to the increase in the valuation allowance.

MARATHON ACQUISITION CORP.

(a development stage company)

Notes to Financial Statements — (Continued)

[e]	Deferred offering costs:

Deferred offering costs consist principally of legal and underwriting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital raised.

Note 3 — Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale 37,500,000 units (“Units”) at a price of $8.00 per unit. Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one Redeemable Common Stock Purchase Warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing the later of the completion of a Business Combination with a Target Business or fifteen months from the effective date of the Proposed Offering and expiring four years from the date of the prospectus, unless earlier redeemed. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given.

Note 4 — Note Payable to Affiliate and Related Party Transactions

The Company issued an aggregate of $225,000 in an unsecured promissory note to Michael S. Gross, the Company’s Chairman and Chief Executive Officer on May 10, 2006. The note is non-interest bearing and is payable on the earlier of December 31, 2006 or the consummation of the Proposed Offering by the Company. Due to the short-term nature of the note, the fair value of the note approximated their carrying amount.

The Company has agreed to pay up to $7,500 a month in total for office space and general and administrative services to an affiliate of the Company’s chairman and chief executive officer, Michael S. Gross. Services will commence on the effective date of the Proposed Offering and will terminate upon the earlier of (i) the consummation of a Business Combination, or (ii) the liquidation of the Company.

On May 11, 2006, Marathon Investors, LLC, an entity owned by one of the Initial Stockholders, entered into a binding agreement to purchase an aggregate of 5,500,000 warrants at a price of $1.00 per warrant from the Company. The Initial Stockholders have further agreed that they will not sell or transfer these warrants until completion of a Business Combination, except in certain limited circumstances.

Note 5 — Units

On May 11, 2006, the Initial Stockholders purchased 9,375,000 of the Company’s units for an aggregate purchase at a price of $25,000. The units are identical to those being sold in the Proposed Offering, except that the warrants underlying such units:

•	will become exercisable (i) 90 days following the Company’s completion of a business combination if, and only if, the last sales price of the Company’s common stock exceeds $11.50 per share for any 20 trading days within a 30 trading day period beginning 90 days after such business combination or (ii) upon a change of control of the Company following the Business Combination. A “change of control” of the Company occurs when (i) a person or group becomes the beneficial owner of more than 50% of its outstanding securities; (ii) at any time that the board nominated slate of directors is not elected; or (iii) it consummates a merger in which it is not the surviving entity.

•	are non-redeemable so long as they are held by the Initial Stockholders or their permitted transferees.

Note 6 — Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

$300,000,000

Marathon Acquisition Corporation

37,500,000 Units

P R O S P E C T U S

                    , 2006

Citigroup

Ladenburg Thalmann & Co. Inc.

Until                     , 2006, (25 days after the date of this prospectus) federal securities law may require all dealers selling our securities, whether or not participating in this offering, to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

References to “the company,” “the Registrant,” “we,” “us,” “our” and similar expressions in this Part II refer to Marathon Acquisition Corp.

Item 13.    Other Expenses Of Issuance And Distribution

The following table sets forth the costs and expenses, other than the underwriting discount, payable by us in connection with the offering of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee, the National Association of Securities Dealers Inc. filing fee and the American Stock Exchange fees.

SEC registration fee	$35,310
NASD filing fee	33,500
Accounting fees and expenses	60,000
Legal fees and expenses	400,000
Printing and engraving expenses	100,000
American Stock Exchange fees	65,000
Miscellaneous	56,190

Total	$700,000

Item 14.    Indemnification of Directors and Officers

As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation and bylaws that will be in effect upon the completion of this offering that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payments of dividends; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our bylaws provide that:

•	we may indemnify our directors, officers, and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights provided in our bylaws are not exclusive.

Our amended and restated certificate of incorporation and our bylaws provide for the indemnification provisions described above and elsewhere herein. In addition, we have entered or will enter into contractual indemnity agreements with our directors and officers which may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnity agreements generally require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, subject to certain exceptions and limitations. These indemnity agreements also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnity agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities arising under the Securities Act, and reimbursement of expenses incurred in connection with such liabilities.

We have agreed to indemnify the several underwriters against specific liabilities, including liabilities under the Securities Act of 1933.

Item 15.    Recent Sales of Unregistered Securities

On May 11, 2006, we entered into a binding agreement with Marathon Founders, LLC and certain of our directors, pursuant to which they agreed to purchase 9,375,000 of our units for an aggregate purchase price of $25,000.

On May 11, 2006, Marathon Investors, LLC entered into an agreement with us to invest $5.5 million in us in the form of warrants to purchase 5,500,000 shares of our common stock at a price of $1.00 per warrant. Marathon Investors, LLC is obligated to purchase such warrants from us 120 days from the date of such agreement or upon the consummation of the offering, whichever occurs first.

The sales of the above securities were or will be deemed to be exempt from the registration under the Securities Act of 1933 in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. In each such transaction, such purchasers represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were or will be affixed to the instruments representing such securities issued or to be issued in such transactions.

Item 16.    Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement

3.1†	Amended and Restated Certificate of Incorporation

3.2†	Amended and Restated Bylaws

4.1	Specimen Unit Certificate

4.2	Specimen Common Stock Certificate

4.3	Specimen Warrant Certificate

4.4	Form of Warrant Agreement between The Bank of New York and the Registrant

5.1	Opinion of Sutherland Asbill & Brennan LLP

10.1	Form of Letter Agreement among the Registrant, Citigroup Global Markets Inc., Ladenburg Thalmann & Co. Inc. and Marathon Investors, LLC, Marathon Founders, LLC and certain directors of the Registrant

10.2	Promissory Note, date May 11, 2006, issued to Michael S. Gross

10.3	Letter Agreement among the Registrant and Marathon Management, LLC

10.4	Form of Registration Rights Agreement among the Registrant, and Marathon Investors, LLC, Marathon Founders, LLC and certain directors of the Registrant

10.5	Founders’ Unit Agreement among the Registrant and Marathon Founders, LLC and certain directors of the Registrant

10.6	Form of Indemnity Agreement between the Registrant and each of its directors and executive officers

10.7	Form of Investment Management Trust Agreement by and between the Registrant and The Bank of New York

10.8	Founder Warrant Purchase Agreement between Registrant and Marathon Founders, LLC

23.1†	Consent of Eisner LLP

23.2	Consent of Sutherland Asbill & Brennan LLP. (included in Exhibit 5.1)

24.1	Power of Attorney. Reference is made to page II-5

†	Filed herewith

(b) No financial statement schedules are required to be filed with this Registration Statement.

Item 17.    Undertakings.

(a) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of May 2006.

MARATHON ACQUISITION CORP.

/s/ MICHAEL S. GROSS
Michael S. Gross Chairman, Chief Executive Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Gross as true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement (including post-effective amendments, or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as either of them might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL S. GROSS MICHAEL S. GROSS	Chairman, Chief Executive Officer and Secretary (principal executive officer and principal financial officer)	May 12, 2006

/s/ ADAM ARON ADAM ARON	Director	May 12, 2006

/s/ MARTIN E. FRANKLIN MARTIN E. FRANKLIN	Director	May 12, 2006

Exhibit Index

Exhibit No.	Description
3.1†	Amended and Restated Certificate of Incorporation

3.2†	Amended and Restated Bylaws

23.1†	Consent of Eisner LLP

24.1	Power of Attorney. Reference is made to page II-5

†	Filed herewith